AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 17, 2001

                                          REGISTRATION N0. 333-___________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT


                                   UNDER


                         THE SECURITIES ACT OF 1933


                          EURONET WORLDWIDE, INC.

     ------------------------------------------------------------------

    (Exact Name of Registrant as Specified in its Governing Instruments)


             DELAWARE                                    74-2806888
      --------------------------                   -----------------------
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or organization)                   Identification No.)


                           4601 COLLEGE BOULEVARD
                           LEAWOOD, KANSAS 66211
                                913-327-4200

                -------------------------------------------------

       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                              DANIEL R. HENRY
                           CHIEF OPERATING OFFICER
                            4601 COLLEGE BOULEVARD
                            LEAWOOD, KANSAS 66211
                                 913-327-4200

               --------------------------------------------------

         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)


                           EURONET WORLDWIDE, INC.
                                401(k) PLAN

               ---------------------------------------------------

                          (Full Title of the Plan)


                      COPIES OF ALL COMMUNICATIONS T0:

               ----------------------------------------------------

                             MICHAEL E. KARNEY
                          FRIDAY, ELDREDGE & CLARK
                            2000 REGIONS CENTER
                           400 W. CAPITOL AVENUE
                      LITTLE ROCK, ARKANSAS 72201-3493
                                501-376-2011

                      CALCULATION OF REGISTRATION FEE

 ============================================================================
                                                    PROPOSED
                                     PROPOSED       MAXIMUM
  TITLE OF                           MAXIMUM        AGGREGATE    AMOUNT OF
  SECURITIES TO    AMOUNT TO BE     OFFERING PRICE  OFFERING     REGISTRATION
  BE REGISTERED(1) REGISTERED(1)(2)  PER SHARE(3)   PRICE        FEE(4)
 ----------------------------------------------------------------------------

  Common Stock,
  par value $.02
  per share       1,000,000 shares    $ 13.37      $ 13,370,000  $ 3,342.50

 ===========================================================================


     (1) To the extent to which interests in the Plan constitute separate securities, this Registration Statement shall be deemed to register an indeterminate amount of such interests in the Plan in accordance with Rule 416(c). This Registration Statement also covers any additional shares of the Registrant's Common Stock that may hereafter become issuable as a result of the adjustment provisions of the Plan or of the Common Stock in accordance with Rule 416(a).


     (2)  The  shares  of  Common  Stock  offered  hereby  are  offered
          pursuant   to   the   Euronet  Worldwide,  Inc.  401(k) Plan.

     (3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is the average of the high and low price per share of the Common Stock on October 10, 2001.

     (4) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                   PART I

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 401(k) Plan of Euronet Worldwide, Inc. and its subsidiaries (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

          Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10
     (a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of
     Part II hereof will be available to participants in the Plan, without charge, upon written or oral request. Any such request should be directed to Daniel R. Henry, Chief Operating Officer, Euronet Worldwide, Inc., 4601 College Boulevard, Leawood, Kansas 66211, telephone 913-327-4200.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                        (Not Required in Prospectus)

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by Euronet Worldwide, Inc. (the "Registrant") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-22167), and any amendments thereto.

               (b)  (i)  The Registrant's  Quarterly Report on Form 10-
                         Q for the period ended March 31, 2001 (File No. 0-22167), and any amendments thereto.

                   (ii) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001 (File No. 0-22167), and any amendments thereto.

                  (iii) The Registrant's Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on May 24, 2001 (File No. 0-22167), and any amendments thereto.

               (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 21, 1997 and any amendment or report filed with the Commission for the purpose of updating such description.

          In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at is request in such capacity in another corporation or business association, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Articles EIGHTH and NINTH of the Registrant's certificate of incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty as permitted by
     Section 102(b)(7) of the Delaware General Corporation Law.

          Article VII of the Registrant's by-laws, as amended, provides that the Registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8. EXHIBITS.


         The exhibits filed as part of this Registration Statement are as follows:

       EXHIBIT
       NUMBER            DESCRIPTION
       -------           --------------------

        4.1 Articles of Incorporation of Euronet Worldwide, Inc., (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement filed with the
                         Commission  on  December 18,  1996  (File  No.
                         333-18121)).

        4.2              Bylaws    of     Euronet    Worldwide,    Inc.
                         (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 dated December 18, 1996 (File No. 333-18121)).

        4.3 Form of Certificate of Common Stock of the Registrant (Incorporated by reference to
                         Exhibit 4.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

        4.4*             Euronet Services, Inc.  401(k) Plan.

        4.5*             Amendment No. 1 to the Euronet Services, Inc.
                         401(K) Plan

        4.6* Euornet Services, Inc. Salary Deferral Plan and Trust Agreement Adoption Agreement

        4.7*             Amendment No. 2 to the Euronet Services, Inc.
                         401(K) Plan

        4.8*             Amendment No. 3 to the Euronet Services, Inc.
                         401(K) Plan

        5.1*             Opinion of Friday, Eldredge & Clark, LLP.

        23.1*            Consent  of  Friday,  Eldredge  &  Clark,
                         LLP.

        23.2*            Consent of KPMG Polska Sp.  z o.o.

        24.1* Powers of Attorney (included as part of the signature page hereto).

     ------------------
     *Filed herewith.

     ITEM 9. UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)    To  remove  from  registration  by  means  of   a
     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Leawood, State of Kansas, on the 17th day of October, 2001.

                                        EURONET WORLDWIDE, INC.


                                        By:  Daniel R. Henry
                                           ----------------------------
                                             Daniel R. Henry
                                             Chief Operating Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael
     J. Brown and Daniel R. Henry his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

               SIGNATURE                          TITLE
               ---------                          -----


         Michael J. Brown
     --------------------------          Chief Executive Officer and President
         Michael J. Brown                (Principal  Executive Officer)


         Daniel R. Henry
     --------------------------          Director and Chief Operating Officer
         Daniel R. Henry


         Steven J. Buckley
     --------------------------          Director
         Steven J. Buckley


         Eriberto R. Scocimara
     --------------------------          Director
         Eriberto R. Scocimara


         Thomas A. McDonnell
     --------------------------          Director
         Thomas A. McDonnell


         Jeanine Strandjord
     --------------------------          Director
         Jeanine Strandjord


         Kendall Coyne
     --------------------------          Chief Finacial Officer
         Kendall Coyne                   (Principal Financial and Accouning
                                         Officer)

                               EXHIBIT INDEX
                               -------------

          EXHIBIT
          NUMBER                        DESCRIPTION
          -------                       -----------

          4.1 Articles of Incorporation of Euronet Worldwide, Inc., (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

          4.2            Bylaws    of    Euronet    Worldwide,     Inc.
                         (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 dated December 18, 1996 (File No. 333-18121)).

          4.3 Form of Certificate of Common Stock of the Registrant (Incorporated by reference to
                         Exhibit 4.1 of the Registrant's Form S-1 Registration Statement filed with the Commission on December 18, 1996 (File No. 333-18121)).

          4.4*           Euronet Services, Inc. 401(k) Plan.


          4.5*           Amendment No. 1 to the Euronet Services, Inc.
                         401(K) Plan

          4.6* Euornet Services, Inc. Salary Deferral Plan and Trust Agreement Adoption Agreement

          4.7*           Amendment No. 2 to the Euronet Services, Inc.
                         401(K) Plan

          4.8*           Amendment No. 3 to the Euronet Services, Inc.
                         401(K) Plan

          5.1*           Opinion of Friday, Eldredge & Clark, LLP.

          23.1*          Consent  of  Friday,  Eldredge  &  Clark,
                         LLP.

          23.2*          Consent of KPMG Polska Sp.  z o.o.

          24.1* Powers of Attorney (included as part of the signature page hereto).

     -----------------
     *Filed herewith.

                                                       Exhibit 4.4




                           PLAN AND TRUST AGREEMENT

                           FRIDAY, ELDREDGE & CLARK
                               VOLUME SUBMITTER
                      DEFINED CONTRIBUTION PLAN AND TRUST

                          ----------------------------

                               TABLE OF CONTENTS


      I.        DEFINITIONS    . . . . . . . . . . . . . . . . . . . .  1

      II.       ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . 10

      III.      CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . 11

      IV.       RETIREMENT BENEFITS  . . . . . . . . . . . . . . . . . 23

      V.        DEATH BENEFITS   . . . . . . . . . . . . . . . . . . . 24

      VI.       TERMINATION OF SERVICE   . . . . . . . . . . . . . . . 25

      VII.      DISTRIBUTION OF BENEFITS AND CLAIMS FOR BENEFITS   . . 27

      VIII.     LIMITATIONS ON ALLOCATIONS   . . . . . . . . . . . . . 43

      IX.       SPECIAL TOP HEAVY RULES    . . . . . . . . . . . . . . 50

      X.        PLAN LOANS   . . . . . . . . . . . . . . . . . . . . . 52

      XI.       PORTABILITY OF BENEFITS  . . . . . . . . . . . . . . . 55

      XII.      INVESTMENT IN INSURANCE CONTRACT   . . . . . . . . . . 56

      XIII.     ADMINISTRATION OF EMPLOYER'S PLAN  . . . . . . . . . . 57

      XIV.      CREATION OF TRUST AND TRUSTEE RESPONSIBILITIES . . . . 60

      XV.       TRUST FUND VALUATION   . . . . . . . . . . . . . . . . 66

      XVI.      GENERAL PROVISIONS RELATING TO EMPLOYER'S PLAN   . . . 67

      XVII.     GENERAL PROVISIONS RELATING TO THE PROTOTYPE
                VARIABLE PLAN AND TRUST AGREEMENT  . . . . . . . . . . 71

                            ARTICLE I.  DEFINITIONS


         As used in this Plan and Trust Agreement, the following terms shall have the meaning hereinafter set forth, unless a different meaning is plainly required by the context:

         1.1 "Adoption Agreement" shall mean the supplement to this agreement under which the Employer selects various options relating to the basic provisions of the Plan. For purposes of this Plan, an Employer shall be entitled to delete the options that do not apply to it and may make up to three (3) revisions and/or modifications to the Adoption Agreement itself as long as such changes do not discriminate in favor of Highly Compensated Employees and such revisions are approved by the appropriate Key District of the Internal Revenue Service where the Plan is ultimately submitted for a favorable determination letter. A copy of the Adoption Agreement is attached and made a part of this Plan and Trust.

         1.2 "Account" shall mean the separate accounts created and maintained for a Participant under the Employer's Plan. Separate Accounts shall be established for Employer Contributions, Elective Deferrals, Matching Contributions and Qualified Non-elective Contributions.

         1.3  "Age" shall mean the Employee's age at his last birthday.

         1.4 "Beneficiary" shall mean any individual(s) or legal entity designated to receive any death benefit arising under the Plan and Trust upon the death of a Participant or, in the absence of such designation, by the terms of the Plan contained hereinafter.

         1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.6 "Compensation" means compensation as that term is defined in Section 8.5(b) which is the amount which is reportable in the "Wages, Tips and Other Compensation" Box on the Employee's Form W-
      2. For any self-employed individual covered under the Plan, compensation will mean Earned Income. Compensation shall include only that compensation which is actually paid to the Employee during the Plan Year. Compensation shall also include any amount which is contributed by the Employer pursuant to a Salary Reduction Agreement and which is not includible in the gross income of the
      employee under Code   125, 402(e)(3), 402(h) or 403(b).

         For years beginning after December 31, 1988, the annual compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines compensation on a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an

                       (C)  2001 FRIDAY, ELDREDGE & CLARK
      amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the compensation of a Participant for purposes of this limitation, the rules of Code 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse  of  the  Participant  and  any  lineal  descendants  of  the
      Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation. If compensation for any prior Plan Year is taken into account in determining an Employee's allocations or benefits for the current year, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

         In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         1.7 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code 414(p), are distributees with regard to the

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      interest of the Employee or former Employee unless such interest has been appropriately waived by the spouse or former spouse.

         1.8 "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Code 164(f) for taxable years beginning after December 31, 1989.

         1.9 "Effective Date" means the date set out in the Adoption Agreement on which an Employer's Plan became originally effective, or as amended.

         1.10     "Eligible   Retirement   Plan"  means   an   individual
      retirement plan which is either an individual retirement account described in Code 408(a) or an individual retirement annuity (other than an endowment contract) described in Code 408(b) or a qualified plan described in Code 401(a) or an annuity plan described in Code 403(a). However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan means either an individual retirement account or individual retirement annuity.

         1.11 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of an employee in a qualified plan except for:

              (a) Any  distribution   that  is   one  of   a  series   of
              substantially equal periodic payments made (not less frequently than annually) over the life or the life expectancy of the Employee (or the joint lives of the Employee and the Employee's designated beneficiary) or a specific period of ten years or more;

              (b) Any  distribution to  the  extent  the distribution  is
              required  under  Code   401(a)(9)  relating  to the  minimum
              distribution requirements;

              (c) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion
              for   net   unrealized   appreciation  described   in   Code
               402(e)(4)); or

              (d) Any distribution to a beneficiary who is someone other than the spouse of the Participant and/or Employee; or

              (e) Any   other  amounts,   including  certain   corrective
              payments and deemed distributions, as specified under the applicable regulations issued under Code 402.



                         (C)  2001 FRIDAY, ELDREDGE & CLARK

         1.12 "Employee" means any person who is characterized as a common law employee of the Employer under Arkansas law and any Self-Employed Individual.

         The term Employee shall include any employee of a member corporation of a controlled group of corporations (within the meaning of Code 414(b)) or of an affiliated service group (within the meaning of Code 414(m)) of which the Employer is a member, or of a member of an incorporated or unincorporated employer under common  control  with  the  Employer  (within  the  meaning of  Code
       414(c)) and  any other entity  required to be  aggregated with  the
      Employer pursuant  to Code  414(o)  and the  regulations thereunder.
      The term Employee shall also include any leased employee deemed to be an employee of any employer described in the previous sentence
      as provided in Code   414(n) or (o).

         1.13     "Employer"   means   any  Employer   or   Self-Employed
      Individual which adopts this plan by the execution of an Adoption Agreement. Employer shall also mean any Related Employer to the Employer, if the name of the Related Employer is entered on Paragraph 1.1 of the Adoption Agreement and the Related Employer adopts the Employer's Plan by executing an additional signature page to the Adoption Agreement.

         1.14     "Employer Contribution  Account" means  the Account  to
      which the Trustee shall credit Employer contributions and forfeitures (other than Elective Deferrals, Matching Contributions and Qualified Non-elective Contributions), if any, made on behalf of such Participant and the earnings thereon. The Matching Contribution Account shall be treated as a part of the Employer Contribution Account if Matching Contributions are subject to the vesting schedule as provided in Paragraph 3.7(c) of the Adoption Agreement.

         1.15     "Employer's  Plan"   means  the  Plan  as   stated  and
      established in the Adoption Agreement of a particular Employer. Any reference to the Adoption Agreement shall be deemed a reference to Employer's Plan.

         1.16 "Entry Date" shall mean the dates designated in the Adoption Agreement upon which an eligible Employee may enter the Plan.

         1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.18 "Highly Compensated Employee" shall mean and include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:

              (a) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code 415(d));


                      (C)  2001 FRIDAY, ELDREDGE & CLARK

              (b) received  compensation from  the Employer in  excess of
              $50,000  (as adjusted pursuant  to Code   415(d)) and  was a
              member of the top-paid group for such year; or

              (c) was   an  officer   of   the   Employer  and   received
              compensation during such year that is greater than 50 percent of the dollar limitation then in effect under Code
               415(b)(1)(A).

         The  term  Highly  Compensated  Employee  also  includes:    (1)
      Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 employees who received the most compensation from the Employer during the determination year; and (2) employees who are 5 percent owners at any time during the look-back year or determination year.

         If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve month period immediately preceding the determination year.

         A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated and shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this paragraph, the term family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code 414(q) and the regulations thereunder.

         1.19     "Hour of Service" shall mean:

                        (C)  2001 FRIDAY, ELDREDGE & CLARK

              (a) Each hour for which an employee is paid, or entitled to
      payment, for  the performance  of duties  for the  Employer.   These
      hours shall be credited to the employee for the computation period or periods in which the duties are performed; and

              (b) Each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability) layoff, jury duty, military duty or leave of absence. No more than 501 hours of service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

              (c) Each  hour   for  which   back  pay,   irrespective  of
      mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

              (d) For all purposes of this Plan, all hours of service will be credited with other members of an affiliated service group (as defined in Code 414(m)), a controlled group of corporations (as defined in Code 414(b)), or a group of trades, or businesses (whether or not incorporated) under common control (as defined in Code 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to  Code
       414(o) and the regulations thereunder.  Hours of Service will  also be credited  for any individual  considered an employee for purposes of this Plan under Code 414(n) or Code 414(o) and the regulations thereunder.

              (e) Solely for purposes of determining whether a One-Year Break in Service, as defined in Section 1.24, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual,
      (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
      (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is

                       (C)  2001 FRIDAY, ELDREDGE & CLARK
      necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

         1.20 "Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than one-half, nor greater than, the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. The joint and survivor annuity will be the amount of benefit which can be purchased with the Participant's Account Balance.

         1.21 "Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

         A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of  at least  10 percent of  compensation, as  defined in  Code
       415(c)(3), but including amounts contributed  pursuant to a  salary reduction agreement which are excludable  from the employee's  gross
      income under  Code   125,  402(e)(3),  402(h)(1)(B)  or 403(b),  (2)
      immediate  participation, and  (3) full  and immediate  vesting; and
      (b) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

         1.22     "Maximum Integration Rate" is equal to the lesser of:

              (a) 5.7% if the Integration Level specified in the Adoption Agreement is equal to the Taxable Wage Base (the maximum amount of
      earnings  considered  wages  under  Code    3121(a)(1)  as  of   the
      beginning of the Plan Year), or

              (b) the applicable percentage determined as follows:

                  (1) If the Integration Level specified in the Adoption Agreement is less than the greater of:

                       (i) $10,000 or

                       (ii)     20% of the Taxable Wage Base,

                       then 5.7%.

                  (2) If the Integration Level specified in the Adoption Agreement is greater than the greater of:

                       (i) $10,000 or

                        (C)  2001 FRIDAY, ELDREDGE & CLARK

                       (ii) 20% of the Taxable Wage Base, but less than 80% of the Taxable Wage Base,

                       then 4.3%.

                  (3) If the Integration Level specified in the Adoption Agreement is greater than 80% of the Taxable Wage Base, but less than the Taxable Wage Base, then 5.4%.

         1.23 "Normal Retirement Age" shall mean the attainment of the age or length of service requirement, whichever is later, specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

         1.24 "One-Year Break in Service" means a 12-consecutive month period (computation period) during which the Participant has not completed more than five hundred (500) Hours of Service.

         1.25 "Owner Employee" means an individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

         1.26 "Participant" means an Employee who is not excluded from participation pursuant to Paragraph 1.2 of the Adoption Agreement and has satisfied the Eligibility requirements specified in Article II of the Adoption Agreement. An Employee of a Related Employer shall not be eligible to become a Participant unless the Related Employer is entered in Paragraph 1.1 of the Adoption Agreement and the Related Employer adopts the Employer's Plan.

         1.27     "Plan  Year"  shall  coincide  with  the  twelve   (12)
      consecutive month period as indicated in the Adoption Agreement.

         1.28     "Related Employers" shall  mean any member  corporation
      of a  controlled group of corporations  (within the meaning of  Code
       414(b)) or  of an affiliated service  group (within the meaning  of
      Code  414(m)) of which the  Employer is a member, or of a member  of an incorporated or unincorporated employer under common control with the Employer (within the meaning of Code 414(c)) and any other entity required to be aggregated with the Employer pursuant to Code 414(o) and the regulations thereunder.

         1.29 "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

         1.30 "Shared Employee" shall mean an individual who during the Plan Year, (a) performs services as an Employee for the Employer and for one or more other sharing employers at one or more shared business premises of such employing persons or one or more common locations, and (b) performs services for the Employer at

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      such shared premises or locations which, when aggregated with services performed by other Shared Employees of the same type equals or exceeds 1,000 Hours of Service.

         1.31 "Shareholder-Employee" means any employee or officer of an electing small business (Subchapter S) corporation which adopts this Plan who owns (or is considered as owning within the meaning of Code 318(a)(1)) on any day during the taxable year of the Employer, more than five percent (5%) of the outstanding stock of the Employer. Hours of Service for a Shared Employee shall be determined based on the Hours of Service completed with the Employer and all other employers sharing the Shared Employee.

         1.32 "Sponsor" of this Volume Submitter Defined Contribution Plan means FRIDAY, ELDREDGE & CLARK.

         1.33 "Trust Fund" means a fund established and held by the Trustee to which contributions shall be deposited, the earnings thereon shall be accumulated, and from which plan benefits and other distributions provided by the Plan shall be made.

         1.34 "Trustee" means the person, people or corporation holding legal title to the assets of the Trust pursuant to the terms of this Agreement and who is appointed and designated by the Employer in the Adoption Agreement.

         1.35     "Year   of    Service   for   Eligibility"    means   a
      12-consecutive month period (computation period) during which an Employee has not less than the number of Hours of Service with the Employer required pursuant to Paragraph 2.4 of the Adoption Agreement.

         1.36 "Year of Service for Vesting" means a 12-consecutive month period (computation period) during which an Employee has not less than the number of Hours of Service with the Employer required pursuant to Paragraph 5.3 of the Adoption Agreement.

                  ARTICLE II.  ELIGIBILITY AND PARTICIPATION

         2.1  Eligibility on Re-employment of  a  Former  Participant.   A
      former Participant whose employment is terminated and who is thereafter rehired by the Employer shall be eligible to become a Participant immediately upon reemployment. If an Employee satisfies the age and service requirements, but is not employed on an Entry Date, the Employee will become a Participant immediately upon reemployment.

         2.2 Eligibility on Re-employment of a Former Employee Only. In the case of an Employer who has elected to provide 100% vesting after not more than two (2) Years of Service, if any Employee has a One-Year Break in Service before satisfying the eligibility requirements of the Employer's Plan, service before such break will not be taken into account upon the reemployment of such Employee. Notwithstanding the foregoing, in the case of a former Participant who did not have any nonforfeitable right to his Employer

                     (C)  2001 FRIDAY, ELDREDGE & CLARK

      Contribution Account, Years of Service for Eligibility before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Years of Service for Eligibility upon reemployment if the number of One-Year Breaks in Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Service for Eligibility. Such aggregate number of Years of Service for Eligibility will not include any Years of Service for Eligibility disregarded under the preceding sentence by reason of prior One-Year Breaks in Service.

         2.3  Eligibility Computation Period.        For    purposes    of
      determining Years of Service for Eligibility and One-Year Breaks in Service for purposes of eligibility (initial participation or re-entry under the Plan), the eligibility computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer. The succeeding
      12-consecutive-month periods shall commence with the first Plan Year which commences immediately prior to the first anniversary of the date the Employee first performs an Hour of Service for the Employer, regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences immediately prior to the first anniversary of the date the Employee first performs an Hour of Service for the Employer will be credited with two Years of Service for Eligibility.


                          ARTICLE III.  CONTRIBUTIONS

         3.1  Timing of Contributions.     A   payment   of  an   Employer
      Contribution made after the close of an Employer's taxable year shall be considered to be on account of the Employer's preceding taxable year if either (a) the Employer designates the payment in writing to the Plan Administrator or Trustee as a payment of the contribution on account of the Employer's preceding taxable year, or (b) the Employer claims such payment as a deduction on its tax return for such preceding taxable year. Any such designation or claim by the Employer shall be irrevocable.

         3.2 Nondeductible Employee Contributions. This Plan shall not accept Nondeductible Employee Contributions for Plan Years beginning after the Plan Year in which this plan document is adopted by the Employer. Employee contributions for Plan Years beginning after December 31, 1986, will be so limited so as to meet the nondiscrimination test of Code 401(m). A separate Nondeductible Employee Contribution Account will be maintained by the Trustee for the nondeductible employee contributions of each Participant. The Trustee will have the same investment and accounting responsibility with regard to the Nondeductible Employee Contribution Account as it does with regard to the Employer Contribution Account. Participants shall have a nonforfeitable right to the amount in their Nondeductible Employee Contribution Account. Subject to Section 7.1, relating to the Joint and Survivor Annuity requirements, if applicable, a Participant shall,

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      upon written notice to the Trustee, be entitled to withdraw at any time the lesser of the dollar amount of his aggregate nondeductible employee contributions or the current value attributable to such contributions. No forfeitures will occur solely as a result of a Participant's withdrawal of nondeductible employee contributions. Any earnings and gains on nondeductible employee contributions cannot be withdrawn or distributed until the Participant's termination of service, death, disability or retirement. A Participant who is vested only in his Employee Contribution Account shall also be treated as a vested Participant.

         3.3  Deductible   Employee Contributions.  This  Plan  shall  not
      accept Deductible Employee Contributions for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained by the Trustee in a separate Deductible Employee Contribution Account for the deductible employee contributions of each Participant. The Trustee will have the same investment and accounting responsibility with regard to the Deductible Employee Contribution Account as it does with regard to the Employer Contribution Account. No part of the Deductible Employee Contribution Account may be used to purchase life insurance. Participants shall have a nonforfeitable right to the amount in their Deductible Employee Contribution Account. Subject to Section 7.1, relating to the Joint and Survivor Annuity requirements, if applicable, a Participant may by written notice to the Trustee be entitled to withdraw at any time any part of the Deductible Contribution Account.


         3.4  Elective Deferrals.   This  Section  shall   apply  if  the
      Employer has elected to establish a Cash or Deferred Arrangement ("CODA") pursuant to the Adoption Agreement.


              (a) Election of Elective Deferrals.

                  (1) Definition of Elective Deferrals. Elective Deferrals shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to  defer under  any qualified  CODA as  described in  Code
       401(k),  any   simplified   employee  pension   cash  or   deferred
      arrangement  as  described  in  Code   402(h)(l)(B),  any   eligible
      deferred compensation plan under Code 457, any plan as described under Code 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code 403(b) pursuant to a salary reduction agreement.


                  (2) Elective Deferral Account. The Participant's accrued benefit derived from Elective Deferrals is nonforfeitable. A separate Account for Elective Deferrals will be maintained for

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      each Participant. The Account will be credited with the applicable contributions and earnings thereon.


                  (3) Maximum Amount of Elective Deferrals. A Participant's Elective Deferrals are subject to any limitations imposed in Paragraph 3.6 of the Adoption Agreement and any further limitations under the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code 402(g) in effect at the beginning of such taxable year.


                  (4)  Distribution of  Excess Elective Deferrals.  Excess
      Elective Deferrals shall mean those Elective Deferrals that are includible in a Participant's gross income under Code 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the Plan. Excess Elective Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto pursuant to the Plan, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. A Participant may assign to, and claim from, this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before April 15th of the following taxable year of the amount of the Excess Elective Deferrals to be assigned to, and claimed from, this Plan. Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution.

              (b) Special Nondiscrimination Test for Elective Deferrals. The Actual Deferral Percentage ("ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are not Highly Compensated Employees ("Non-highly Compensated Employees") for the same Plan Year must satisfy one of the following tests:

                  (1) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan year multiplied by 1.25; or


                  (2) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP of Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for


                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      participants who are Non-highly Compensated Employees by more than two (2) percentage points.


              (c) Rules Applicable to Special Nondiscrimination Test for Elective Deferrals.


                  (1) The ADP for each of the two specified groups of Participants for a Plan year means the average of the ratios (calculated separately for each Participant in such group) of:


                       (i) the amount of  Employer contributions actually
                           paid over to the trust on behalf of such Participant for the Plan Year to


                       (ii) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan
                                Year).


      Employer contributions on behalf of any Participant shall include:


                       (i) any Elective  Deferrals made  pursuant to  the
                           Participant's deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and


                       (ii) the amount of Qualified Non-elective Contributions and Qualified Matching Contributions under this Plan, or any other plan maintained by the Employer as provided by regulations under the Code, that are needed to meet the ADP test set forth in subsection (b) above.

      For purposes of computing Actual Deferrals Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. Compensation shall be limited to that amount received by the Participant during the period the Participant is eligible to make Elective Deferral Contributions. Elective Deferrals will be taken into account for purposes of determining the ADP of a Participant only if they relate to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or was

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      attributable to services performed during the Plan Year and would have been received by the Participant within 2 1/2 months after the close of the Plan Year (but for the deferral election).

                  (2) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Code 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


                  (3) In the event that this Plan satisfies the requirements of Code 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code 401(k) of the Code only if they have the same Plan Year.

                  (4)  For  purposes   of   determining  the   ADP  of   a
      Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-elective Contributions and Qualified Matching Contributions, or
      both) and Compensation for the Plan Year of Family Members (as defined in Code 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.


                  (5)  For purposes of  determining the ADP test, Elective
      Deferrals, Qualified Non-elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate and the allocation of such contributions must not be contingent on participation or performance of services after the allocation date.



                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (6)  The  Employer shall  maintain records sufficient to
      demonstrate  satisfaction  of  the  ADP  test   and  the  amount  of
      Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.


                  (7) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.


              (d) Distribution of Excess Contributions.


                  (1)  Excess Contributions.   Excess Contributions  shall
      mean, with respect to any Plan year, the excess of:


                       (i) The aggregate amount of Employer contributions
                           actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over


                       (ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

                  (2)  Time  for  Distribution  of  Excess  Contributions.
      Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto pursuant to the Plan, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten
      (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code
       414(q)(6) in the manner prescribed by the regulations. Excess Contributions shall be treated as annual additions under the Plan.


                  (4) Accounting for Excess Contributions. Excess Contributions shall be distributed from the Participant's Elective Deferrals Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      from the Participant's Qualified Non-elective Contribution Account only to the extent that such Excess contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Contribution Account. The amount of Excess Contributions to be distributed shall be reduced by Excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year.


         3.5  Matching Contributions.
    This Section shall apply if the Employer has elected to make Matching
      Contributions pursuant to the Adoption Agreement.


              (a) Matching of Elective Deferrals.


                  (1) Definition of Matching Contribution. A Matching Contribution shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of the Participant's Elective Deferrals. In no event shall Matching Contributions be permitted under this Plan which match Nondeductible Employee Contributions.


                  (2) Matching Contribution Account. A separate Account for Matching Contributions will be maintained for each Participant. The Account will be credited with the applicable contributions and earnings thereon.


                  (3)  Vesting and Forfeitures of Matching  Contributions.
      Matching Contributions shall be vested in accordance with Paragraph 3.7(c) of the Adoption Agreement. In any event, Matching Contributions shall be 100% vested at Normal Retirement Age, upon complete or partial termination of the Profit Sharing Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 6.4.

              (b) Special    Nondiscrimination    Test    for    Matching
      Contributions. The Average Contribution Percentage ("ACP") for Participants who are Highly Compensated Employees for each Plan year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                  (1) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or


                  (2) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.


              (c) Rules Applicable to Special Nondiscrimination Test for Matching Contributions.


                  (1) ACP shall mean the average of the "Contribution Percentages" of the "Eligible Participants" in a group. Eligible Participant shall mean any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant's "Contribution Percentage Amounts" to the Participant's Compensation for the Plan Year (whether or not the Employee was a participant for the entire Plan Year). Contribution Percentage Amounts shall mean the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year and shall also include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the Year in which such forfeiture is allocated.


                  (2) The Employer shall include Qualified Non-elective Contributions in the Contribution Percentage Amounts to the extent not taken into account for purposes of the ADP test. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                  (3) The Contribution Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code 401(a), or arrangements described in Code 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


                  (4) In the event that this Plan satisfies the requirements of Code 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code 401(m) only if they have the same Plan Year.


                  (5) For purposes of determining the Contribution percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and
      Compensation for the Plan Year of Family  Members as defined in Code
       414(q)(6)).   Family  Members, with  respect to  Highly Compensated
      Employees,   shall   be  disregarded   as   separate  employees   in
      determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.


                  (6) Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.


                  (7)  The  Employer shall  maintain records sufficient to
      demonstrate  satisfaction  of  the  ACP  test   and  the  amount  of
      Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

                  (8) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.



              (d) Special Multiple Use Discrimination Test for Elective Deferral and Matching Contributions. If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the "Aggregate Limit", then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees. The Aggregate Limit shall mean the sum of:


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (1) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and

                  (2) the lesser of 200% or two plus the lesser of such ADP or ACP.

      The word "lesser" is substituted for "greater" in (1) above, and "greater" is substituted for "lesser" after "two plus the" in (2) if it would result in a larger Aggregate Limit.

              (e) Distribution of Excess Aggregate Contributions.

                  (1) Excess Aggregate Contributions. Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of:

                       (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                       (ii) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Compensation Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 3.4(a)(4) and then determining Excess Contributions pursuant to Section 3.4(d).

                  (2) Time for Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto pursuant to the Plan, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Account such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as an annual additions under the Plan.

                  (3) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Non-highly Compensated Employees or applied to reduce Employer contributions, as elected by the Employer in Paragraph 3.7(d) of the Adoption Agreement.

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (4) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Matching Contribution Account and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account or Elective Deferral Account, or both).

         3.6 Qualified Non-elective Contributions. This Section shall apply if the Employer has elected to make Qualified Non-elective Contributions pursuant to the Adoption Agreement. In addition, in lieu of distributing Excess Contributions as provided in Section
      3.4(d), or Excess Aggregate Contributions as provided in Section 3.5(e), and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

              (a) Definition of Qualified Non-elective Contributions. Qualified Non-elective Contributions shall mean contributions (other than Matching or qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

              (b) Qualified  Non-elective  Contribution   Account.    The
      Participant's accrued benefit derived from Qualified Non-elective Contributions is nonforfeitable. A separate Account for Qualified Non-elective Contributions and Qualified Matching Contributions will be maintained for each Participant. The Account will be credited with the applicable contributions and earnings thereon.

         3.7 Qualified Matching Contributions. This Section shall apply if the Employer has elected to make Qualified Matching Contributions pursuant to the Adoption Agreement. In addition, in lieu of distributing Excess Contributions as provided in Section
      3.4(d), or Excess Aggregate Contributions as provided in Section 3.5(e), and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Matching Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

              (a) Definition   of   Qualified   Matching   Contributions.
      Qualified Matching Contributions shall mean Matching Contributions which are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals.

              (b) Qualified   Matching   Contribution   Account.      The
      Participant's  accrued  benefit   derived  from  Qualified  Matching

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

      Contributions is nonforfeitable. Qualified Matching Contributions shall be held in the same separate Account maintained for each Participant for Qualified Non-elective Contributions. The Account will be credited with the applicable contributions and earnings thereon.

         3.8 Distribution Restrictions on Elective Deferrals, Qualified Non-elective Contributions, and Qualified Matching Contributions.

              (a) Distribution   Restrictions.      Elective   Deferrals,
      Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her beneficiary or beneficiaries, in accordance with such Participant's or beneficiary or beneficiaries election, earlier than upon termination from employment, death, or disability. Such amounts may also be distributed, subject to the
      spousal  and  Participant   consent  requirements   (if  applicable)
      contained in Code   401(a)(11) and 417, upon:

                  (1) Termination of the Plan without the establishment of another defined contribution plan.

                  (2) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

                  (3) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

                  (4) If elected in Paragraph 3.10 of the Adoption Agreement, the attainment of age 59 1/2 in the case of a Profit-Sharing plan.

                  (5) If elected in Paragraph 3.10 of the Adoption Agreement, the hardship of the Participant as described in (b) below.

              (b) Hardship. In the event of Hardship on the part of a Participant, the Participant may submit in writing the facts and circumstances describing the hardship to a Hardship Committee which shall be appointed by the Plan Administrator. For purposes of this Paragraph, a distribution will be on account of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant, where such Participant lacks other available resources. The Hardship Committee shall review the claim and determine if such claim meets the following objective standards:

                  (1)  The   following  are   the  only   financial  needs
      considered  immediate  and  heavy:    deductible  medical   expenses

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

      (within the meaning of Code 213(d)) of the Participant, the Participant's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the employee; payment of tuition for the next quarter or semester of post-secondary education for the Participant, the Participant's spouse, children or dependents; or the need to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

                  (2) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

                        (i) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                            (ii) All plans maintained by the Employer provide that the Participant's Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for twelve months after the receipt of the hardship distributions;

                           (iii) The distribution is not in excess of the amount of an immediate and heavy financial need; and

                           (iv) All plans maintained by the Employer provide that the Participant may not make Elective Deferrals for the
                                    Participant's       taxable      year
                                    immediately  following   the  taxable
                                    year of the  hardship distribution in
                                    excess of the  applicable limit under
                                    Code   402(g) for  such taxable  year
                                    less the amount of such Participant's
                                    Elective  Deferrals  for  the taxable
                                    year of the hardship distribution.

                       ARTICLE IV.  RETIREMENT BENEFITS

         4.1 Retirement Benefits. A Participant shall be 100% vested upon attaining Normal Retirement Age in the value of his Employer Contribution Account plus the total balance of the Participant's other Accounts, if any, valued on the last day of the last Plan
      Year   for  which   the   Participant   shall   share  in   Employer
      contributions  (as  provided  in  Paragraph   4.2  of  the  Adoption
      Agreement).

         4.2  Deferred Retirement.    Employees  who  defer  their  actual
      retirement past the attainment of Normal  Retirement Age shall  have

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      their benefits held until their actual Retirement Date (subject to an earlier commencement required by Section 7.2) and they shall share in Employer contributions and forfeitures, if any, with respect to service past the attainment of Normal Retirement Age.


                          ARTICLE V.  DEATH BENEFITS

         5.1 Death Benefit Prior to Receiving Retirement Benefits. If a Participant dies before receiving any Retirement Benefits, his participation in the allocation of the Employer's contribution and of forfeitures will end as of the last day of the Plan Year designated in Paragraph 4.2 of the Adoption Agreement. The Death
      Benefit shall be 100%, regardless of the deceased Participant's number of Years of Service for Vesting, of the value of the deceased Participant's Employer Contribution Account plus the total balance of the Participant's other Accounts, if any, valued as of the Valuation Date on or immediately preceding the date of distribution to the Participant's Beneficiary, plus the amount of the proceeds from insurance coverage on the Participant's life received by the Trustee, if any, and less any partial distributions made on or after such Valuation Date.

         5.2  Death Benefit After Normal Retirement Date.         If     a
      Participant dies after commencement of Retirement Benefits, his death benefit shall be equal to the remaining balance of his
      Employer Contribution Account plus the total balance of the Participant's other Accounts, if any, which has not been distributed to him prior to his death, valued as of the Valuation Date on or immediately preceding the date of distribution to the Participant's Beneficiary, plus the amount of the proceeds from insurance coverage on the Participant's life received by the Trustee, if any, and less any partial distributions made on or after such Valuation Date.

         5.3  Payment of Death Benefits.      On   the   death   of   the
      Participant, the Death Benefits shall be paid to the Participant's Surviving Spouse (as defined in Section 7.1). Notwithstanding the foregoing, if there is no Surviving Spouse, or, if a Surviving Spouse has made a Qualified Election (as defined in Section 7.1) to waive a Qualified Preretirement Survivor Annuity, or, if the Surviving Spouse has consented in a manner conforming to a Qualified Election and this is a Profit Sharing Plan which is not required to offer a Qualified Preretirement Survivor Annuity (as provided in Section 7.1), then the Death Benefit shall be paid to the Participant's Designated Beneficiary. If a payment would otherwise be made to a Designated Beneficiary, but the Designated Beneficiary failed to survive the Participant, any Death Benefit shall be payable to the executors or administrators of the estate of the deceased Participant.

         5.4 Proof of Death. The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the death benefit as the Plan Administrator may deem desirable.


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                     ARTICLE VI.  TERMINATION OF SERVICE

         6.1 Benefits Upon Termination of Service. If a Participant's employment ends for any reason other than his Death, Disability or prior to attainment of Normal Retirement Age, his participation in the allocation of the Employer's contribution and of forfeitures will end as of the last day of the Plan Year designated in Paragraph 4.1 of the Adoption Agreement. The Participant's benefit will be a percentage of the balance of his Employer Contribution Account plus the total balance of the Participant's other Accounts, if any, valued as of the Valuation Date on or immediately preceding the date of distribution, less any partial distributions made on or after such Valuation Date. That portion of a Participant's
      Employer Contribution Account to which he is not entitled on termination of service shall be forfeited and reallocated as provided in Section 6.4 below. The percentage of the balance of a Participant's Employer Contribution Account to which he shall be entitled shall be determined by reference to the Vesting Schedule set forth in Paragraph 5.1, or if the Plan is a Top Heavy Plan Paragraph 5.2, of the Adoption Agreement.

         6.2  Termination of Service Due to Disability.          If    the
      employment of any Participant shall be terminated because of Disability, his participation in the allocation of the Employer's contribution and of forfeitures will end as of the last day of the Plan Year designated in Paragraph 4.2 of the Adoption Agreement. The Participant shall become 100% vested, regardless of his number of Years of Service for Vesting, in the value of his Employer Contribution Account plus the total balance of the Participant's other Accounts, if any, valued as of the Valuation Date on or immediately preceding the date of distribution, less any partial distributions made on or after such Valuation Date. Disability shall mean inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which can be expected to last for a continuous period of not less than twelve
      (12) months. Disability shall be determined by a physician selected by the Plan Administrator mutually acceptable to the Plan Administrator and the Plan Participant.

         6.3  Distribution  of  Participant  Benefits  on  Termination  of
      Service. Except as otherwise provided herein, any Account to which a Participant is entitled because of his termination of service shall commence as provided in Paragraph 6.1 of the Adoption Agreement.

         6.4 Forfeitures Upon Distribution to Less than 100% Vested Terminated Participants. If a Participant terminates employment when the Participant is less than one hundred percent (100%) vested in the Participant's Employer Contribution Account, the nonvested portion shall be forfeited as follows:

              (a) If the Participant receives a distribution of the entire vested portion of the Participant's Employer Contribution Account and the balance of the Participant's Accounts are not greater than $3,500, or if more than $3,500 and the Participant

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      voluntarily and in writing elects to receive the distribution, then the entire nonvested portion shall be treated as a forfeiture. If a Participant terminates without being vested in any portion of his Accounts he is deemed to receive an immediate distribution of zero dollars and therefore an immediate forfeiture of the entire Employer Contribution Account balance shall occur.

              (b) If the balance of the Participant's Accounts exceeds $3,500 and the Participant elects to have distributed less than the entire vested portion of the Employer Contribution Account, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution from the Employer Contribution Account and the denominator of which is the total value of the vested Employer Contribution Account balance. A separate account will be established for the Participant's remaining Employer Contribution Account balance as of the time of the distribution and at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula: X=P(AB+(RxD))-(RxD). For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the special account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the special account balance at the relevant time to the account balance after the distribution.

              (c) If a  Participant receives a  distribution pursuant  to
      (a) or (b) above and resumes employment covered under this Plan, the Employee's former Employer Contribution Account balance will be restored to the amount on the date of distribution, unadjusted by subsequent gains or losses of the Plan, if the Employee repays to the Plan the full amount of the distribution attributable to the Employer Contribution Account before the earlier of 5 years after the first date of which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution of zero dollars pursuant to (a) above, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the Employer Contribution Account balance of the Participant will be restored to the amount on the date of such deemed distribution, unadjusted by subsequent gains or losses of the Plan.

              (d) The nonvested portion of a terminated Participant's Employer Contribution Account which is not forfeited pursuant to
      (a) or (b) above, if any, shall be treated as a forfeiture when such Participant incurs five (5) consecutive One-Year Breaks in Service.

              (e) A  restoration  of  a   Employer  Contribution  Account
      balance shall come first from current forfeitures and secondly from Employer contributions. In the event current forfeitures are not sufficient to restore the Employer Contribution Account of an reemployed Participant, then the Employer will contribute

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      sufficient amounts to fully restore the previously forfeited Account Balance. The restoration shall occur no later than the end of the Plan Year following the Plan Year in which the repayment occurs.

              (f) A  terminating   Participant's  Employer   Contribution
      Account shall be valued as of the last Valuation Date coinciding with or immediately preceding the date of distribution.

              (g) Forfeitures shall  be reallocated  pursuant to  Section
      6.5.

              (h) For purposes of this Section 6.4, the computation period for One Year Breaks in Service shall be the Plan Year as defined in the Adoption Agreement.

              (i) For purposes  of determining whether  the Participant's
      Accounts exceed $3,500, all Accounts (including Nondeductible Employee Contribution Accounts) shall be taken into account except for an Account for accumulated deductible employee contributions within the meaning of Code 72(o)(5)(B) made for Plan Years beginning prior to January 1, 1989.

         6.5 Accounting for Forfeitures. Amounts treated as a forfeiture under Section 6.4 will first be used to restore previous forfeitures of rehired Participants pursuant to the rules set forth in Section 6.4(e). Except for forfeitures from a Participant's Matching Contribution Account, the amounts treated as forfeitures under Section 6.4 which are in excess of the amount necessary to restore accrued benefits shall, for a Profit Sharing Plan, be added to the Employer's contribution for the Plan Year in which the forfeiture occurs and allocated in the same manner as Employer contributions, or, for a Pension Plan, be used to reduce the Employer's contribution for Plan Year in which the forfeiture occurs. The amounts treated as forfeitures under Section 6.4 which are from a Participant's Matching Contribution Account and which are in excess of the amount necessary to restore accrued benefits shall be used as set forth in Paragraph 3.7(e) of the Adoption Agreement. Forfeitures arising hereunder will, for a Profit Sharing Plan, be allocated only for the benefit of the Employees of the Employer who adopted this Plan, or, for a Pension Plan, only be used to reduce the contribution of the Employer who adopted this Plan.


        ARTICLE VII.  DISTRIBUTION OF BENEFITS AND CLAIMS FOR BENEFITS

         7.1  Joint and Survivor Annuity Requirements.        Except    as
      provided with respect to certain Profit Sharing Plans and Voluntary Deductible Contribution Accounts in Section 7.1(e), the provisions of this Section 7.1 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 7.1(f).



                      (C)  2001 FRIDAY, ELDREDGE & CLARK

              (a) Qualified  Joint  and  Survivor  Annuity.    Unless  an
      optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the date benefit payments would commence, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

              (b) Qualified Preretirement  Survivor Annuity.   Unless  an
      optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse, unless the Surviving Spouse elects an optional form of distribution as set forth in Paragraph
      6.2 of the Adoption Agreement. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

              (c) Definitions.    For   purposes  of  Section   7.1,  the
      following definitions shall apply:

                  (1) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or any other form.

                  (2) Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account Balance as of the date of separation, the Election Period shall begin on the date of separation. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under
      Section 7.1(d). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this
      Section 7.1.

                  (3)  Earliest Retirement Age.    The  earliest  date  on
      which, under the Plan, the Participant could elect to receive retirement benefits.

                  (4) Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                       (i) the Participant's  Spouse consents  in writing
                           to the election;

                       (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

                       (iii)    the   Spouse's  consent  acknowledges  the
                                effect of the election; and

                       (iv) the Spouse's consent is witnessed by a plan representative or notary public.

         Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed
      without   spousal  consent   (or   the   Spouse  expressly   permits
      designations   by  the  Participant   without  any  further  spousal
      consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

         Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of a Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 7.1(d) below.

                  (5)  Qualified Joint and Survivor Annuity.            An
      immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

                  (6)  Spouse (Surviving Spouse):       The    Spouse   or
      Surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code 414(p).


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (7) Vested Account Balance. The aggregate value of the Participant's vested Account Balances derived from Employer and employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section 7.1 shall apply to a Participant who is vested in amounts attributable to Employer contributions, employee contributions (or both) at the time of death or distribution.

              (d) Notice Requirements.

                  (1) Qualified Joint and Survivor Annuity. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of:

                       (i) the terms and conditions of a  Qualified Joint
                           and Survivor Annuity;

                       (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                       (iii)    the rights of a Participant's Spouse; and

                       (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  (2)  Qualified Preretirement Survivor Annuity.   In the
      case of a Qualified Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.1(d)(1) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:

                       (i) the period beginning with the first day of the
                           Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                       (ii)     a  reasonable  period  ending  after   the
                                individual becomes a Participant;

                       (iii) a reasonable period ending after Section 7.1(d)(3) below ceases to apply to the Participant;



                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                       (iv)     a  reasonable  period  ending  after  this
                                Section   7.1   first   applies   to   the
                                Participant.
      Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

         For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                  (3) Fully Subsidized Benefit. Notwithstanding the other requirements of this Section 7.1(d), the respective notices prescribed by this section need not be given to a Participant if
      (1) the plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and
      (2) the plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 7.1(d)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

              (e) Cash-Outs.   The  Plan Administrator  shall direct  the
      Trustee to immediately distribute the Participant's Vested Account Balance without the consent of the Participant and the Spouse of the Participant if the value does not exceed $3,500. If the Participant's Vested Account Balance exceeds $3,500 or if the payment of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity has commenced the Plan Administrator may direct the Trustee to immediately distribute the Participant's Vested Account Balance if the Participant and the Spouse of the Participant (or where the Participant has died the Surviving Spouse) consent in writing to the distribution.

              (f) Safe Harbor Rules.

                  (1) This Section 7.1(f) shall apply to a Participant in a Profit Sharing Plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate Account attributable solely to accumulated  deductible employee  contributions, as defined  in Code
       72(o)(5)(B), and maintained on  behalf of a Participant in a  Money
      Purchase  Pension Plan,  (including a  Target Benefit  Plan) if  the following conditions are satisfied:



                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                       (i) the  Participant  does  not  or  cannot  elect
                           payments in the form of a life annuity, and

                       (ii) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving
                                Spouse,  but  if  there  is  no  Surviving
                                Spouse, or  if  the  Surviving Spouse  has
                                consented  in  a manner  conforming  to  a
                                qualified    election,    then   to    the
                                Participant's designated beneficiary.

      The Surviving Spouse may elect to have distribution of the vested Account Balance commence within the 90-day period following the date of the Participant's death. The Account Balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the plan governing the adjustment of Account Balances for other types of distributions. This Section 7.1(f) shall not be operative with respect to a Participant in a Profit Sharing Plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code 401(a)(11) and 417. If this Section 7.1(f) is operative, then the provisions of this Section 7.1, other than this subsection, shall be inoperative. Notwithstanding the foregoing, if a separate Account is provided for such transferee benefits and the balance of the Participant's Accounts would otherwise meet the requirements of this subsection, the provisions of Section 7.1, other than this subsection, shall be operative only with respect to the separate Account for the transferee benefit.

                  (2) The Participant may waive the spousal death benefit described in this Section 7.1(f) at any time provided that no such waiver shall be effective unless it satisfies the conditions of 7.1(c)(4) relating to a Qualified Election (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

                  (3) For purposes of this Section 7.1(f), Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate Account Balance attributable solely to accumulated deductible employee contributions within the meaning of Code 72(o)(5)(B). In the case of a Profit Sharing Plan, Vested Account Balance shall have the same meaning as provided in Section 7.1(c)(7).

              (g) Transitional Rules.

                  (1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous paragraphs of this Section 7.1 must be given the opportunity to elect to have such prior sections apply if such Participant is credited with at least one hour of service under this Plan or a predecessor plan in a Plan Year beginning on

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      or after January 1, 1976, and such Participant had at least 10 years of vesting service when he or she separated from service.

                  (2) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one hour of service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with
      Section 7.1(g)(4).

                  (3) The respective opportunities to elect (as described in (1) and (2) above of this Section 7.1(g)) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

                  (4) Any Participant who has elected pursuant to (2) above of this Section 7.1(g) and any Participant who does not elect under (1) above of this Section 7.1(g) or who meets the requirements of (1) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

                       (i) Automatic joint and survivor annuity.       If
                           benefits in the form of a life annuity become payable to a married Participant who begins to receive payments under the Plan on or after normal retirement age; or dies on or after normal retirement age while still working for the Employer; or begins to receive payments on or after the qualified early retirement age; or separates from services on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains Qualified Early Retirement Age and end not more than ninety (90) days before commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                       (ii) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
                                elect,  during  the  election  period,  to
                                have a survivor  annuity payable on death.
                                If  the Participant  elects  the  survivor
                                annuity, payments under such annuity  must
                                not be less than the payments which  would
                                have  been made  to  the spouse  under the
                                Qualified  Joint and  Survivor Annuity  if
                                the Participant  had  retired  on the  day
                                before  his  or her  death.   Any election
                                under  this provision  will be  in writing
                                and may  be changed by  the Participant at
                                any time.   The election period begins  on
                                the later of (a) the  90th day before  the
                                Participant  attains  the Qualified  Early
                                Retirement Age, or (b)  the date on  which
                                participation  begins,  and  ends  on  the
                                date     the    Participant     terminates
                                employment.

                       (iii) For purposes of this Section 7.1(g) Qualified Early Retirement Age is the latest of the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits, the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or the date the Participant begins participation. Also, Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 7.1(c)(5).

         7.2  Distribution Requirements.

              (a) General Rules.   Subject  to Section  7.1, relating  to
      Joint and  Survivor Annuity Requirements,  the requirements  of this
      Section 7.2 shall apply to any distribution of a Participant's Account Balance and will take precedence over any inconsistent provisions of this plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984. All distributions required under this Section
      7.2 shall be determined and made in accordance with the proposed regulations under Code 401(a)(9), including the minimum distribution incidental benefit requirement of 1.401(a)(9)-2 of the proposed regulations.

              (b) Limits  on Distribution  Periods.    As  of  the  first
      distribution calendar year, distributions, shall be made over one of the periods set forth in Paragraph 6.2 of the Adoption Agreement subject to the limitations of this Section 7.2.

              (c) Determination of Amount to be Distributed each Year. If the Participant's Account Balance is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (1)  Individual Account.

                       (i) If a  Participant's Account  Balance is to  be
                           distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                       (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value for the amount available for distribution is paid within the life expectancy of the Participant.

                       (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of
                                (1)  the applicable life expectancy or (2)
                                if the  Participant's  spouse  is not  the
                                designated  beneficiary,  the   applicable
                                divisor  determined  from  the  table  set
                                forth  in Q&A-4  of  1.401(a)(9)-2  of the
                                proposed   regulations.      Distributions
                                after the death of the Participant shall be distributed using the applicable life expectancy in Section 7.2(c)(1) above as the relevant divisor without regard to Proposed Regulations 1.401(a)(9)-2.

                       (iv) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date.
                                The   minimum   distribution   for   other
                                calendar   years,  including  the  minimum
                                distribution    for    the    distribution
                                calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (2) Annuity. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code 401(a)(9) and the proposed regulations thereunder.

              (d) Commencement of Benefits to Participant. If the value of a Participant's vested Account Balance exceeds (or at the time of any prior distribution exceeded) $3,500, and the Account Balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Account Balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values, of, the optional forms of benefit available pursuant to Paragraph 6.2 of the Adoption Agreement in a manner that would satisfy the notice requirements of Code 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

         Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account Balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 7.1 of the plan, only the Participant need consent to the distribution of an Account Balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code 401(a)(9) or 415. In addition, upon termination of this plan if the plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account Balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an Employee Stock Ownership Plan as defined in Code 4975(e)(7)) within the same controlled group. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an Employee Stock Ownership Plan as defined in Code 4975(e)(7)) then the Participant's Account Balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

         An Account Balance is immediately distributable if any part of the Account Balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

         For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested Account Balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code 72(o)(5)(B).

         Unless otherwise selected by the Participant in writing, payment of benefits must begin no later than sixty (60) days after the close of the Plan Year (a) in which the Participant attains the earlier of age 65 or Normal Retirement Age or (b) in which occurs the tenth (10th) anniversary of his participation in the Plan, or
      (c)  in  which  the  Participant terminates  his  service  with  the
      Employer, whichever occurs the latest. If the amount of the payment required to commence on the date determined under the Plan cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan. If the Participant elects to defer the payment of his benefit after his termination of service, the election shall be in writing, signed by the Participant, and shall describe the benefit and the date on which the payment of such benefit shall commence. Notwithstanding the foregoing, the failure of a Participant and the Participant's spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

         Notwithstanding the foregoing to the contrary, the entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

              (e) Death Distribution Provisions.

                  (1) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  (2) Distribution Beginning After Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or
      (ii) below:

                       (i) if any  portion of the  Participant's interest
                           is payable to a designated beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the


                     (C)  2001 FRIDAY, ELDREDGE & CLARK
                           calendar   year   immediately   following  the
                           calendar year in which the Participant died;

                       (ii) if the designated beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance  with  (a) above  shall not  be
                                earlier than the later  of 1) December  31
                                of  the   calendar  year   in  which   the
                                Participant  died  and 2)  December 31  of
                                the   calendar    year   in   which    the
                                Participant  would have  attained  age  70
                                1/2.

         If the  Participant has  not made an  election pursuant  to this
      Section 7.2(e)(2) by the time of his or her death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of 1) December 31 of the calendar year in which distributions would be required to begin under this section, or 2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) Deemed Participant. If the Surviving Spouse dies after the Participant, but before payments to such spouse begins, the provisions of Section 7.2(e)(2), with the exception of (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

                  (4)  Distribution   to  Child.   For  purposes  of  this
      Section 7.2(e), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                  (5) Date Distribution Begins. For the purposes of this Section 7.2(e), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 7.2(e)(3) above is applicable, the date distribution is required to begin the Surviving Spouse pursuant to
      Section 7.2(e)(2) above. If distribution in the form of an annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

              (f) Definitions.    For   purposes  of  Section   7.2,  the
      following definitions shall apply:

                  (1) Account Balance. The aggregate value of the Participant's Account Balances derived from Employer and employee contributions (including rollovers), including the proceeds of insurance contracts, if any, on the Participant's life. The value

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      of the Account Balance shall be determined as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. If any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

                  (2)  Applicable  Life Expectancy.   The  life expectancy
      (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant's (or designated beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

                  (3)  Designated  Beneficiary.    The  individual  who is
      designated as the beneficiary under the plan in accordance with 401(a)(9) and the proposed regulations thereunder.

                  (4) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin in this Section 7.2(e).

                  (5) Life Expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of 1.72-9 of the income tax regulations. Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 7.2(e)(2)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

                  (6)  Required Beginning Date.

                       (i) General rules.  The Required Beginning Date of
                           a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.


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                                     -39-

                       (ii) Transitional rules. The Required Beginning Date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined below:

                           1) Non-5-percent owners. The Required Beginning Date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                           2) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of a) the calendar year in which the Participant attains age 70 1/2, or b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                           The Required Beginning Date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                       (iii) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Code 416(i) (determined in accordance with Code 416 but without regard to whether the plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                       (iv) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

              (g) Transitional Rule.

                  (1) Notwithstanding the other requirements of this Section and subject to the requirements of Section 7.1, relating to Joint and Survivor Annuity Requirements, distribution on behalf of any employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                       (i) The distribution  by the  trust  is one  which
                           would not  have disqualified such  trust under
                            401(a)(9) of  the Internal Revenue Code as in
                           effect  prior  to  amendment  by  the  Deficit
                           Reduction Act of 1984.

                       (ii) The distribution is in accordance with a method of distribution designated by the employee whose interest in the trust is being distributed or, if the employee is deceased, by a beneficiary of such employee.

                       (iii) Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

                       (iv) The employee had accrued a benefit under the plan as of December 31, 1983.

                       (v) The method of  distribution designated by  the
                           employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

                  (2) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  (3) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 7.2(g)(1).

                  (4) If a designation is revoked any subsequent distribution must satisfy the requirements of Code 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code 401(a)(9) and the proposed regulations thereunder, but for the TEFRA 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the  minimum distributions  incidental benefit requirements  in
       1.401(a)(9)-2 of  the  proposed regulations.   Any  changes in  the
      designation   will  be  considered   to  be   a  revocation  of  the
      designation.  However, the mere substitution  or addition of another


                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      beneficiary (one not named in the designation) under the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

         7.3  Early Distribution to Participants.  Generally,          any
      distribution to a Participant prior to age fifty-nine and one-half (59-1/2), except in case of death or disability, will result in an additional income tax equal to ten percent (10%) of the amount of the distribution which is includible in his income and which is attributable to Employer contributions. However, such additional income tax shall generally not apply to any distribution made (1) after a Participant separates from service as part of a series of substantially equal periodic payments made not less frequently than annually and for the life or life expectancy of the Participant or joint lives or life expectancies of the Participant and his designated Beneficiary, (2) to a Participant who separates from service after attainment of age 55, (3) to the extent such distributions do not exceed the amount allowable to the Participant as a deduction under Code 213 for amounts paid during the taxable year for medical care, or (4) to an alternate payee pursuant to a Qualified Domestic Relations Order as described in Section 16.7.

         7.4  Filing Claims.   Claims  for  benefits under  the Employer's
      Plan shall be filed on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished the claimant within thirty (30) days after the application therefor is filed. In the event the claim is denied, the reasons the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

         7.5  Appeal Procedure.     Any  Employee,  former  Employee,   or
      beneficiary of either, who has been denied a benefit shall be entitled, upon request to the Plan Administrator to appeal the denial of his claim. If the claimant wishes further consideration of his position, he may obtain a form from the Plan Administrator on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Plan Administrator no later than ninety (90) days after receipt of the written notification of disallowance provided for in Section 7.4 above. The appeal shall be heard by an ad hoc Retirement Committee comprised of three (3) members appointed by the Plan Administrator. The Retirement Committee shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. Its decision following such hearing shall be made within thirty
      (30) days and shall be communicated in writing to the claimant.

         7.6 Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor, then the Plan Administrator may in its discretion make such distribution to the legal guardian or, if none, to a parent of such beneficiary with whom the beneficiary maintains his residence. Such a payment to the legal

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      guardian or parent of a minor beneficiary shall fully discharge the Trustee, the Employer, and the Plan from further liability or account thereof.

         7.7 Lost Beneficiary. In the event a benefit is payable under the Plan to a Participant or beneficiary thereof who cannot be located, the Plan Administrator may either have the Trustee set aside the amount of such benefit in a separate Account or declare that such benefit is forfeited. In the event such benefit is forfeited, such benefit will be reinstated if a claim is made by the Participant or beneficiary thereof.

         7.8 Tax Withholding. Unless the individual affirmatively elects otherwise, the Plan Administrator (or its designatee) shall, as to distributions made prior to January 1, 1993, withhold federal income taxes from Plan distributions. An individual may elect not to have taxes withheld from a distribution that is made prior to January 1, 1993 or as to distributions made on or after January 1, 1993 that does not qualify as an Eligible Rollover Distribution. With respect to distributions made on or after January 1, 1993 that qualify as an Eligible Rollover Distribution and meet the requirements of Code 402, unless a Distributee properly elects to have the amount transferred directly to an Eligible Retirement Plan, the Plan Administrator (or his designatee) shall automatically withhold federal income taxes from the amount at a rate of twenty (20) percent. Within a reasonable period of time prior to making the distribution, the Administrative Committee (or its designatee) shall provide the individual with information regarding income tax withholding, forms to withhold income taxes (or to elect not to have income taxes withheld from the distribution as to distributions made prior to January 1, 1993 or as to distributions that do not qualify as an Eligible Rollover Distribution), information with respect to distributions made on or after January 1, 1993 concerning what constitutes an Eligible Rollover Distribution and the manner in which the automatic twenty percent (20%) withholding tax can be avoided, and any other information that is required to be given to an individual by the Plan Administrator to comply with Code 402(f).


                   ARTICLE VIII.  LIMITATION ON ALLOCATIONS


         8.1  Sole Plan of Employer.

              (a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in Code 419(e), maintained by the Employer, or an individual medical account, as defined in Code 415(l)(2), maintained by the Employer, which provides an Annual Addition as defined in Section 8.5, the amount of Annual Additions which may be credited to the Participant's Accounts for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      amount contributed or allocated  will be reduced so that the  Annual
      Additions   for  the   Limitation  Year   will  equal   the  Maximum
      Permissible Amount.

              (b) Prior   to   determining   the   Participant's   actual
      Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation year, uniformly determined for all Participants similarly situated.

              (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the
      Limitation   Year  will   be   determined  on   the  basis   of  the
      Participant's actual Compensation for the Limitation Year.

              (d) If pursuant to Section 8.1(c) or as a result of the allocation of forfeitures, there is an Excess Amount the excess will be disposed of as follows:

                  (1)  Any      nondeductible      voluntary      employee
      contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

                  (2) If after the application of (1) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation year, the Excess Amount in the
      Participant's Accounts will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

                  (3) If after the application of (1) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                  (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or former Participants.

         8.2  Coverage by a Master or Prototype Plan.

              (a) This Section 8.2 applies if, in addition to this Plan, the Participant is covered under a qualified Master or Prototype defined contribution plan maintained by the Employer, a welfare

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      benefit fund, as defined in Code 419(e) maintained by the Employer, or an individual medical account, as defined in Code 415(l)(2), maintained by the Employer, which provides an Annual Addition as defined in Section 8.5, during any Limitation Year. The Annual Additions which may be credited to a Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the
      Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible
      Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

              (b) Prior   to   determining   the   Participant's   actual
      Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 8.1(b).

              (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the
      Limitation   Year  will   be   determined  on   the  basis   of  the
      Participant's actual Compensation for the Limitation Year.

              (d) If, pursuant to Section 8.2(c) or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

              (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

                  (1) the total Excess Amount allocated as of such date, times

                  (2) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and


                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      all the other qualified Master or Prototype defined contribution plans.

              (f) Any Excess Amount attributed to this Plan will be disposed in the manner described in Section 8.1(d).

         8.3 Coverage by Other Defined Contribution Plan. If the Participant is covered under another defined contribution plan maintained by the Employer which is not a Master or Prototype plan, Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Section 8.2 as though the other plan were a Master or Prototype plan unless the Employer provides other limitations in Paragraph 8.1 of the Adoption Agreement.

         8.4 Coverage by a Defined Benefit Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the
      Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation
      Year. The Annual Additions which may be credited to the Participant's Accounts under this Plan for any Limitation Year will be limited in accordance with Paragraph 8.1 of the Adoption Agreement.

         8.5  Definitions.    For  purposes  of  this  Article  VIII., the
      following definitions shall apply:

              (a) Annual Additions.   The sum  of  the following  amounts
      credited to a Participant's Accounts for the Limitation Year:

                  (1)  Employer Contributions,

                  (2)  Employee Contributions,

                  (3)  Forfeitures, and

                  (4) amounts allocated, after March 31, 1984, to an Individual Medical Benefit Account, as defined in Code 415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code
       419A(d)(3), under a welfare benefit fund, as defined in Code 419(e), maintained by the Employer are treated as Annual Additions to a defined contribution plan.

      For this purpose, any Excess Amount applied under Section 8.1(d) or 8.2(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

              (b) Compensation.   Wages as  defined in Code   3401(a) and
      all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

      Employer is required to furnish the Employee a written statement under Code 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code 3401(a)(2)).

         For any Self-Employed  Individual Compensation will  mean Earned
      Income.

         For  Limitation Years  beginning after  December  31, 1991,  for purposes of applying the limitations of this Article VIII, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a highly compensated employee (as defined in Code 414(q)) and contributions made on behalf of such Participant are nonforfeitable when made.

              (c) Defined Benefit Fraction. A fraction, the numerator of which is the sum of a Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code 415(b) and (d) or 140 percent of the of the Participant's Highest Average Compensation, including any adjustments under Code 415(b). For purposes of computing the projected benefit, it shall be assumed that the Participant's compensation and other actuarial assumptions for all future Limitation years will be equal to those for the year in question.

         Notwithstanding the above if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code 415 as in effect for all Limitation Years beginning before January 1, 1987.

         Any reference to 125 percent above shall be replaced with 100 percent subject to the override provisions of Paragraph 8.1(b)(2) of the Adoption Agreement.


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                                     -47-

              (d) Defined Contribution Dollar Limitation. $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code 415(b)(1) as in effect for the Limitation Year.

              (e) Defined Contribution Fraction.  A     fraction,     the
      numerator of which is the sum of the Annual Additions credited to the Participant's Accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code
      419(e), and individual medical accounts, as defined in Code 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code 415(b) and (d) in effect under Code 415(c)(1)(A) or 35 percent of the Participant's Compensation for each such Limitation Year.

         If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

         Any reference to 125 percent above shall be replaced with 100 percent subject to the override provisions of Paragraph 8.1(b)(2) of the Adoption Agreement.

              (f) Employer. For purposes of this Article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code 414(b) as modified by Code 415(h)), all commonly controlled trades or businesses (as defined in Code 414(c) as modified by Code 415(h)) or affiliated service groups (as defined in Code 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Code 414(o).

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                                     -48-

              (g) Excess Amount. The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

              (h) Highest Average Compensation. The average compensation for the three consecutive years of service with the employer that produces the highest average. A year of service with the Employer is the 12-consecutive month period elected by the Employer as the Plan Year.

              (i) Limitation Year.  The    12-consecutive-month    period
      elected by the Employer as the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

              (j) Master or Prototype Plan. A plan the form of which is the subject of a favorable notification or opinion letter from the Internal Revenue Service.

              (k) Maximum Permissible Amount.  The     maximum     Annual
      Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

                  (1)  the defined contribution dollar limitation, or
                  (2) 25 percent of the Participant's Compensation for the Limitation Year.

         The compensation limit referred to in (2) above shall not apply to any contribution for medical benefits (within the meaning of Code 401(h) or Code 419A(f)(2) which is otherwise treated as an Annual Addition under by Code 415(l)(1) or Code 419A(d)(2).

         If a short Limitation year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                 Number of Months in the Short Limitation Year

                                      12

              (l) Projected Annual Benefit.  The     annual    retirement
      benefit  (adjusted   to  an  actuarially  equivalent  straight  life
      annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

                  (1) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

                  (2)  The  Participant's  Compensation  for  the  current

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                                     -49-

      Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.


                     ARTICLE IX.  SPECIAL TOP HEAVY RULES

         9.1 Top Heavy Requirements. For any Plan Year beginning after December 31, 1983, the Employer's Plan shall be Top Heavy if any of the following conditions exists:

              (a) If the Top Heavy Ratio for this plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (b) If the Employer's Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds 60%.

              (c) If the Employer's Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%

         9.2  Definitions.    For  purposes  of   this  Article  IX.,  the
      following definitions shall apply:

              (a) Key Employee. Any Employee or former Employee (and the beneficiaries of such employee) who at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years was:

                  (1)  an  officer of  the Employer  if such  individual's
      Annual Compensation exceeds 50 percent of the dollar limitation under Code 415(b)(1)(A),

                  (2)  one of the ten Employees  owning (or considered  an
      owner indirectly under Code 318) at least a 1/2% ownership interest and the largest interests in the Employer if such individual's Compensation exceeds 100 percent of such dollar limitation in effect under Code 415(c)(1)(A) for such Plan Year (if two (2) Employees have the same interest in the Employer, the Employee having the greater Annual Compensation shall be treated as having the larger interest),

                  (3)  a 5-percent owner of the Employer,

                  (4) or a 1-percent owner of the Employer who has an Annual Compensation of more than $150,000.

         For this purpose, "Annual compensation" means compensation as defined in Code 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Code 125,
      402(e)(3),  402(h) or  403(b).   The determination of  who is  a Key


                      (C)  2001 FRIDAY, ELDREDGE & CLARK

      Employee will  be made in  accordance with Code   416(i)(1) and  the
      regulations thereunder.

              (b) Non-Key Employee. Any Employee or former Employee who is not a Key Employee.


              (c) Top Heavy Ratio.

                  (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the required or permissive aggregation group as appropriate, is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s) (including any part of any Account Balance distributed in the
      5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the 5-year period ending on the Determination Date(s)) both computed in accordance with Code 416 and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code
       416 and the regulations thereunder.

                  (2)  If  the  Employer  maintains  one  or  more defined
      contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined
      benefit  plans  which   during  the  5-year  period  ending  on  the
      Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (a)
      above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                  (3) For purposes of (1) and (2) above the value of Account Balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code 416 and the regulations thereunder for


                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      the first and second Plan Years of a defined benefit plan. The Account Balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or
      (ii) who has not performed services with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the top heavy ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of Account Balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code 411(b)(1)(C).

              (d) Permissive Aggregation Group. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code 401(a)(4) and 410.

              (e) Required Aggregation Group.

                  (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

                  (2)  Any  other qualified  plan  of  the Employer  which
                  enables  a   plan  described   in  (1)   to  meet   the
                  requirements of Code    401(a)(4) or 410.

              (f) Determination Date.   For any  Plan Year  subsequent to
      the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

              (g) Valuation Date. The Valuation Date shall be the same day as the Determination Date.

              (h) Present Value.   Present Value  shall be based  only on
      the interest and mortality rates specified in Paragraph 8.2 of the Adoption Agreement.


                            ARTICLE X.  PLAN LOANS


         10.1     Participant  Loan   Program.    If  the   Employer  has
      designated in the Adoption Agreement that loans to Participants shall be permitted, the Plan Administrator may direct the Trustee

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      to make a loan or loans to a Participant or Beneficiary subject to the following Participant Loan Program (this Participant Loan Program is effective for loans made to Participants after
      October 18, 1989; all other loans made under the Plan shall continue under their existing terms until they are repaid or renewed, whichever occurs first):

              (a) Authorization. The Plan Administrator is authorized by the Trustee to administer the Loan Program, and to prescribe such forms and regulations as it considers necessary or appropriate to carry out the objectives of this Participant Loan Program according to its express terms.

              (b) Conditions and Limitations.

                  (1)      Eligibility.      All   Participants,   former
      Participants and Beneficiaries who have a vested Account Balance may apply for loans. Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. No loans will be made to any Shareholder-Employee or Owner Employee.

                  (2)   Maximum Principal  Amount.   No loan(s) shall  be
      granted to any Participant or Beneficiary which when added to the outstanding balance of all other loans exceeds in the aggregate the lesser of (a) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the date the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) fifty percent (50%) of the vested Account Balance of the Participant determined immediately after the loan is made. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of Employers described in
      Code    414(b),  414(c), 414(m)  and  (o)  are  aggregated.       An
      assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.

                  (3) Minimum Principal Amount. The Plan Administrator may set a minimum required principal amount for all loans up to $1,000.

                  (4)  Duration.   Any loan  shall  by  its terms  require
      that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the Participant's principal residence.

                  (5) Promissory Note. Each loan shall be evidenced by the borrower's promissory note in a form satisfactory to the Plan Administrator.

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

                  (6) Interest Rate. The interest rate charged on each loan shall be the rate(s) obtained by the Plan Administrator from persons in the business of lending money for loans which would be made under similar terms and conditions within a reasonable period of time prior to such loan. The interest rate shall remain fixed throughout the duration of the loan, unless otherwise specified in the promissory note. Loans granted at different times or having different durations or repayment methods may bear different interest rates.

                  (7)  Security.    Each  loan  shall  be  secured  by the
      assignment of not more than fifty percent (50%) of the borrower's vested Account Balance. Unless the Employer's Plan is a Profit Sharing Plan which is exempt from the survivor annuity requirements pursuant to Section 7.1(f), a Participant must obtain the consent of his or her spouse, if any, to use of the Account Balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account Balance is used for renegotiation, extension, renewal, or other revision of the loan. If a valid spousal consent has been obtained in accordance with this paragraph, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account Balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account Balance shall be adjusted by first reducing the vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

                  (8) Default. The Plan Administrator shall promptly notify the Trustee of any default in repayment of a loan. The Trustee shall foreclose on the security for a loan in default at the later of:

                       (i) the date of the default or

                       (ii) the first date on which the borrower may receive a distribution from his Accounts under the terms of the Plan.

      At the discretion of the Trustee, foreclosure may consist of the cancellation of the borrower's Account Balance by the unpaid principal amount of the defaulted loan; or the distribution to the borrower of his promissory note. The Plan Administrator and the


                      (C)  2001 FRIDAY, ELDREDGE & CLARK

      Trustee may take these steps without any advance notice to the borrower.

                  (9) Application. A Participant, former Participant or Beneficiary may apply for a loan by completing and returning to the Plan Administrator a loan application in a form satisfactory to the Plan Administrator. A prospective borrower's loan application shall be reviewed by the Plan Administrator, and may be approved only to the extent that the loan requested complies with the requirements of this Participant Loan Program. To the extent that a loan application is denied, the Plan administrator will inform the applicant of the reason(s) for the denial, with specific reference to the requirements of the Participant Loan Program upon which the denial is based.

                  (10)     Delegation.     The  Plan   Administrator  may
      delegate to the Trustee any of the Plan Administrator's rights, powers or responsibilities under this Loan Program.

                  (11)     Plan Accounting.   If the loan is treated as a
      directed investment, the distribution of the proceeds of a loan shall be charged solely against the Account of the borrower, and all repayments of principal and interest shall be credited solely to the borrower's Account. The unpaid principal balance of a loan shall be reflected as a receivable for the borrower's Account. The borrower must pay the administrative expenses incurred by the Trustee and the Plan Administrator in connection with a loan, and any such expenses not paid directly by the borrower may be charged against his Account.

                     ARTICLE XI.  PORTABILITY OF BENEFITS


         11.1     Portability of Benefits Permitted.    It shall  be  the
      policy of the Employer's Plan to permit the transfer of benefits to and from the Trust upon the following conditions.

         11.2     Transfer of Benefits to the Trust.   An  individual may
      rollover or direct that his benefits from an Eligible Retirement Plan be transferred directly to the Trust maintained under the Plan. The Trustee shall immediately credit any rolled over or transferred benefit directly to a separate account for the individual. The individual shall always be 100% vested in this rolled over or transferred amount which shall be referred to as a "Rollover Account" under the Plan. The Rollover Account shall be held, invested and administered in accordance with the terms and conditions of this Plan and Trust Agreement in the same manner as Employer Contributions.

         11.3 Transfer of Benefits from the Trust. A Distributee may elect, at the time and in the manner prescribed by the Plan
      Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover. The direct rollover to an Eligible Retirement Plan shall be accomplished by any reasonable

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

      means of delivery to such plan, including the delivery of a check to the plan, provided that the payee line of the check is made out in a manner that will insure that the check is negotiable solely by the trustee of the recipient plan. The Trustee may request and receive a release or statement from the Distributee and/or the Trustee of the transferee plan prior to making any transfer under this Section that the recipient Eligible Retirement Plan is qualified and is intended to meet the applicable requirements of the Code and that it will accept such transfer. For transfers on or after January 1, 1993, if such sum is not directly transferred to an Eligible Retirement Plan then such transfer shall be subject to the tax withholding rules set forth in Paragraph 7.8. The Plan Administrator is not required to recognize a terminated Employee's election to directly rollover an amount if the Eligible Rollover Distributions for the year are reasonably expected to total less than $200.

         11.4 Restrictions upon Portability. Plan benefits shall not be immediately transferred pursuant to this Section if (a) the transfer would require the sale of any assets of the Trust at a loss to the detriment of other Plan Participants, (b) the transfer involved the liquidation of an illiquid investment, or (c) the immediate transfer would be to the detriment of other Plan Participants.

                ARTICLE XII.  INVESTMENT IN INSURANCE CONTRACTS

         12.1     Investment in Contracts.   The Trustee, as  directed by
      the Employer, may invest in insurance or endowment contracts for one or more Participants. If so directed, the Trustee shall procure on the life of a Participant, or, for a Participant, subject to the rules of the insurer, life insurance, annuity, or endowment contract, of an appropriate type with level annual premium payments from any life insurance company authorized to do business in the State of Arkansas, which shall be selected by the Employer. In the event of any conflict between the terms of this Plan and the terms of any insurance contracts hereunder, the Plan provisions shall control.

         12.2 Maximum Premium Amount. No more than one-quarter (25%) of the aggregate Employer contributions, plus forfeitures, if any, allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life. If ordinary life insurance contracts are purchased, less than one-half (1/2) of the aggregate Employer contributions plus forfeitures, if any, allocated to any Participant may be used to pay the premiums attributable to them. For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If a combination of ordinary and term or universal life is selected, the sum of one-half (1/2) of the ordinary life premiums and all other life insurance premiums shall not exceed one-fourth (1/4) of the aggregate contributions plus forfeitures, if any, allocated to any Participant.

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


         12.3 Ownership of Policies. The Trustee shall apply for and be the owner of any contracts purchased hereunder. Such ownership shall include the right to exercise all rights and privileges of ownership in accordance with the terms of the contract. The Trustee shall have no responsibility to pay any premiums in excess of the funds which are available for that purpose. No insurer which issues any contract under this Plan shall be deemed a party to the Plan or Trust for any purpose. Any such insurer shall be fully protected and shall incur no liability for taking or permitting any action in accordance with the written direction of the Trustee.

         12.4     Accounting for Insurance Contracts.    Payments  to the
      insurer with respect to any life insurance, annuity, or endowment contract for a Participant shall constitute an investment of the funds credited to the Participant's Account. However, insurance contracts held in a Participant's Account shall not be included in the Trust Fund valuation under Section 15.2. Dividends or credits will be allocated directly to the Participant's Account for whose benefit the contract is held. Insurance premiums paid on any insurance issued on the life of a Participant shall be charged against that Participant's Account.

         12.5     Distribution  of  Contract.   Subject  to  Section 7.1,
      relating to Joint and Survivor Annuity Requirements, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits. Any annuity contract distributed herefrom must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

         12.6     Contract  Proceeds.    All  insurance  contracts  shall
      provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract to the Participant's Designated Beneficiary in accordance with
      Article V. A Participant's spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 7.1, relating to Joint and Survivor Annuity Requirements, if applicable. Under no circumstances shall the Trust Fund retain any part of the proceeds.



               ARTICLE XIII.  ADMINISTRATION OF EMPLOYER'S PLAN


         13.1  Plan Administrator.   The  Employer  shall  by  resolution
      designate itself, an individual or a committee as a Plan Administrator who shall be the Named Fiduciary as required by the ERISA. The Plan Administrator shall be charged with the Employer's management of the Plan operations and its administration. The Plan Administrator shall serve at the will of the Employer, but may resign by delivering his written resignation as Plan Administrator to the Employer. Successor Plan Administrators shall be appointed by resolution of the Board of Directors, if a corporation, the Managing Partner(s), if a partnership, or by the Owner-Employee, if


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                                     -57-
      a sole proprietorship. Immediately following any appointment the Employer shall provide the Trustee the name and signature of the Plan Administrator. The Trustee may conclusively assume that the Plan Administrator will continue to act in that capacity until the Trustee has been notified in writing by the Employer.

         13.2     Duties of Plan Administrator.   The Plan  Administrator
      shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. The Plan Administrator shall adopt such rules and regulations as it deems necessary or advisable to administer the Plan. In performing its duties, the Plan Administrator shall act solely in the interest of the Participants of the Plan and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         13.3     Directions to Trustee.   The  Plan Administrator  shall
      notify the Trustee in writing of any action the Plan Administrator desires the Trustee to take, and the Trustee shall be entitled to rely upon such writing until such time as the Plan Administrator shall file a written revocation of such direction with the Trustee. The Plan Administrator may employ such actuaries, accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of the Plan; and if he relies in good faith upon opinions furnished him by any professional or specialist, the Employer shall indemnify him for any and all claims, loss, damages, expense and liability arising from any resulting action or failure to act.

         13.4     Information and Records.   The  Plan Administrator  may
      establish a manual of operations and procedures, and shall keep a record of its actions as well as all books of account, records, or other data necessary for the administration of the Plan. The Plan Administrator shall notify the Trustee and the Employer of any action taken and, when required, shall notify any other interested person or persons.

         13.5 Expenses of Plan Administrator. The Plan Administrator shall serve without compensation for its services as Plan Administrator, but all expenses of the Plan Administrator will be paid by the Employer. Such expenses shall include all those incident to the Plan Administrator's functions, including, but not limited to, fees of actuaries, accountants, counsel, investment advisors, and other specialists.

         13.6 Fiduciary Responsibility. The Plan Administrator shall not be liable or responsible for the acts of commission or omission of another fiduciary unless (a) the Plan Administrator knowingly participated or knowingly attempted to conceal the act or omission of another fiduciary and the Plan Administrator knew the act or

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

      omission was a breach of fiduciary responsibility by the other fiduciary; or (b) the Plan Administrator has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the Plan Administrator's breach of its own fiduciary responsibility permitted the other fiduciary to commit a breach. From the assets of the trust, the Trustee may indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liabilities arising from any act of commission or omission if the act is determined not to be a breach of fiduciary responsibility by the Plan Administrator. The indemnification shall include attorney's fees and all other costs and expenses reasonably incurred by the Plan Administrator in defense of any action brought against him arising from such act of commission or omission.

         13.7 Reporting and Disclosure Duties of Plan Administrator. The Plan Administrator shall furnish the Participant and the Beneficiaries a copy of the summary plan description within 90 days after the individual becomes a Participant in the Plan or (in the case of a Beneficiary) within 90 days after he first receives benefits from the Plan. The Plan Administrator shall furnish to the Secretary of Labor any modification of, or changes to, the Plan within sixty (60) days after the modification or change is adopted; the same information shall be furnished to the Participant or Beneficiaries within two hundred ten (210) days after the Plan Year within which the modification or change was adopted. Every five (5) years the Plan Administrator shall furnish to the Secretary of Labor, the Participant and the Beneficiaries an updated summary plan description. If no amendments were made to the Plan, the Plan Administrator shall not be required to furnish the updated summary plan description to the Participant and the Beneficiaries every five (5) years, but shall be required to furnish the updated summary plan description to the Participant and the Beneficiaries at least every (10) years. The Plan
      Administrator shall file such other reports (except for those reports referred to in Section 14.11) with the Departments of Labor and Treasury as may be required by statute or regulations.

         13.8     Delegation of Reporting Responsibilities.    The   Plan
      Administrator may delegate in writing to the Trustee such Plan management, reporting and disclosure responsibilities as may be agreed upon by the Plan Administrator and the Trustee and in the same manner, revoke any such delegation of responsibility; provided, however, that the Plan Administrator shall remain primarily responsible for its administrative duties and no delegation shall be made which is contrary to the requirements of federal law or regulation.

         13.9     Establishment of Funding Policy.           The     Plan
      Administrator shall establish and supervise a funding policy and a method for carrying out that policy; the policy shall be consistent with the needs and objectives of the Plan and the requirements of Title I of ERISA. This funding policy shall be communicated to the Trustee.


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                                     -59-

         13.10    Employer as Plan Administrator.    In   the  event  the
      Employer is designated as Plan Administrator, the Employer through its officers shall appoint an agent to act for and on behalf of the Employer in performing the duties and responsibilities imposed upon the Plan Administrator. In such a case, any notice to the Plan Administrator will be deemed effective if delivered in person or by certified mail to the President or Secretary of the Employer.


         ARTICLE XIV.  CREATION OF TRUST AND TRUSTEE RESPONSIBILITIES

         14.1     Establishment and Acceptance of Trust.     The  Trustee
      shall receive any contributions paid to it in cash, or other property approved by the Plan Administrator for acceptance by the Trustee. All contributions so received together with the income therefrom shall be held, managed, and administered in the Trust Fund pursuant to the terms of this Agreement and may not be diverted to or used for other than the exclusive benefit of the Participants or their beneficiaries. The Trustee hereby accepts the Trust created hereunder and agrees to perform the duties under this Agreement on its part to be performed.

         14.2 Selection of Trustee. The Trustee or Trustees shall be selected by the Employer and may be removed by the Employer at any time upon written notice to the Trustee. The Trustee shall have the right to resign at any time by giving written notice to the Employer. The Trustee may be removed upon ten (10) days written notice from the Employer. Immediately after the removal or resignation of the Trustee, the Employer shall appoint a successor Trustee, who shall qualify by delivering a written acceptance to the Employer and to the resigning Trustee. The resigning Trustee shall forthwith file with the Employer and with the Plan Administrator a written account of its acts from the date of its last previous annual account to the date of its removal or resignation; and the retiring Trustee shall assign, transfer and pay over to the successor Trustee the assets constituting the Trust Fund. The resigning Trustee may have its account settled by a court of competent jurisdiction.

         14.3     Powers of the Trustee.   The Trustee  is, and  shall be
      authorized and empowered in its discretion, but not by way of limitation, to:

              (a) invest and reinvest the principal and the income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, in bonds, insurance policies, mortgages, debentures, preferred or common stocks, stock options, puts, calls, mutual funds, a common trust fund maintained by a fiduciary which is a bank or an insurance company, and real estate or personal property. The Trustee may invest assets of the Trust Fund in the stock or other security, or any evidence of indebtedness of the Trustee or an affiliate of the Trustee if such transaction is not a prohibited transaction under Code 4975. If the Plan is a Profit Sharing Plan, the Trustee may acquire and hold up to 100% of the assets of the Plan in qualifying employer securities as defined in Section 407(d)(5) of ERISA. The Trustee

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

      may deposit the Plan's assets in an interest bearing account in a financial institution supervised by the United States, or a state, if the financial institution is a fiduciary of the Plan;

              (b) sell, exchange, convey, transfer, or dispose of, and to grant options with respect to, any asset held in the Trust Fund. Any sale may be made by the Trustee by private contract or by public auction, and for cash or upon credit, as the Trustee shall be bound to supervise the application of the proceeds of any transaction or to inquire into the validity, expediency or propriety of the transaction;

              (c) retain, manage, operate, repair, improve, mortgage or lease for any period, any real or personal property held by the Trustee, and to purchase and carry insurance in such amount and against such hazards as the Trustee may deem advisable;

              (d) vote in person or by general or limited proxy with respect to any bonds, stocks or other securities held by the Trustee; to exercise any options applicable to any bonds, stocks, or other securities; to exercise any rights, to subscribe for additional bonds, stocks or other securities, and to make any and all necessary payments therefor; to join in, or to dissent from or oppose, the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which the Trustee may be interested, as Trustee, upon the terms and conditions as he may deem prudent;

              (e) accept and hold any securities or other property received by the Trustee, whether or not the Trustee would be authorized to invest in such securities;

              (f) make,  execute, acknowledge  and  deliver  any and  all
      documents  of  transfer  and  conveyance  and  any   and  all  other
      instruments that may be necessary or appropriate to carry out the powers herein granted;

              (g) settle, compromise, or submit to arbitration any claim, debts or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Trust Fund in all suits and legal and administrative proceedings;

              (h) employ suitable agents and counsel, and to pay their reasonable expenses and compensation which will be charged against the Trust Fund or the assets held in the Participating Trusts only to the extent hereinafter provided;

              (i) keep such portion of the Trust Fund in cash or cash balances as the Trustee may from time to time deems to be in the best interests of the Trust Fund, it being understood that the Trustee shall not be required to pay any interest on any such cash balances;


                      (C)  2001 FRIDAY, ELDREDGE & CLARK

              (j) keep such records and make such returns and reports as may be required by Trustee of qualified employee pension benefit plans under the Code and regulations issued thereunder;

              (k) borrow or raise money for the purposes of the trust from others to the extent and upon such terms and conditions as the Trustee may deem desirable or proper; and for any sum so borrowed to issue its promissory note, as Trustee, and to secure the repayment thereof by pledging all or any part of the Trust Fund, except for segregated accounts or Elective Deferral Accounts; and no person lending money to the Trustee shall be bound to supervise the application of the money borrowed, or to inquire into the validity, expediency or propriety of any borrowing;

              (l) cause   any  investments   to  be  registered   in,  or
      transferred into, its name as Trustee, or the name of the Trustee's nominee or nominees, or to retain the investment in unregistered form or in a form permitting transfer by delivery only; however, the books and records of the Trustee shall at all times show that all investments are part of the Trust Fund;

              (m) require indemnity from Employer, to the Trustee's satisfaction, before taking any action with respect to which the
      Trustee   may   have   reasonable   ground   for   requesting   such
      indemnification;

              (n) invest in insurance contracts as authorized in  ARTICLE
      XII;

              (o) to  lend money  to Plan  Participants as  set forth  in
      ARTICLE  X,  if Participant  loans  are  permitted in  the  Adoption
      Agreement;

              (p) invest the  Trust Fund's  assets with  any other  trust
      which is  qualified pursuant to Code   401(a) on the condition  that
      income and capital shall be divided proportionately between the trusts;

              (q) generally, do all such acts and execute and deliver all such instruments as in the judgment of the Trustee may be necessary or desirable to carry out any powers conferred upon it, without the order of any court, and without having to post bond or make any inventories, returns or reports of its doings to any court;

              (r) perform all acts, whether or not expressly described or referred to above, which the Trustee may deem necessary, proper or desirable for the protection or enhancement of the Trust Fund; and

              (s) in addition to the foregoing, the Trustee shall have all the powers authorized by Arkansas Acts of 1961, No. 153,
      Section 3 (the same being Ark. Code Ann. 28-69-116) which Act is, by this reference thereto, incorporated herein and made a part hereof as if fully set out.

         14.4 Prudent Investments. In making all investments deemed necessary and worthwhile, the Trustee shall exercise that judgment,

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                                     -62-
      ordinary care and diligence under the circumstances then prevailing, which men of prudence, discretion, and intelligence familiar with such matters exercise in a like situation and shall diversify such investments so as to minimize the risk of large losses.

         14.5 Establishment of Employer Investment Committee. At the discretion of the Employer, if the Employer elects in the Adoption Agreement or subsequently by a written notice delivered to the Trustee, the Employer may establish an Investment Committee which shall assume the responsibility, and be liable for, the making of prudent investments. Investments directed by the Investment Committee shall not be in conflict with the "prohibited transactions" provisions of the Code. As directed by the Investment Committee, the Trustee shall purchase such securities or other property, including any property authorized under Section
      14.3 above, or shall sell such securities, or other property, held as part of the trust fund, as may be specified in any such direction received in writing from the Investment Committee. The Trustee shall have no obligations whatsoever to seek, or request, any direction from the Investment Committee nor shall the Trustee have any power or authority to dispose of any such securities, or property, acquired pursuant to such direction unless directed by the Investment Committee. The Trustee shall, subject to the limitations herein set forth, be under a duty to comply with any directions when given, but shall have no responsibility whatsoever in connection with any purchase, retention, sale or other acts set forth in the directions from the Investment Committee, other than in compliance with such directions, except as follows:

              (a) The Trustee shall not knowingly participate in or knowingly undertake to conceal an act or omission of any other fiduciary to the Plan with the knowledge that such act or omission of another fiduciary is a breach of this Plan and Trust or of any provision of applicable law.

              (b) The Trustee shall not conduct itself, in the discharge of its specific responsibilities hereunder, in a manner that would enable another fiduciary to commit a breach of this Plan and Trust or of any provision of applicable law.

              (c) If the Trustee has knowledge of a breach by another fiduciary to the Plan, the Trustee shall make reasonable efforts, under the circumstances, to remedy the breach.

              (d) The Trustee shall not follow the directions of the Investment Committee if the Trustee knows or, from the facts of which it is aware, should know, that the directions are not made in accordance with the terms of the Plan, or are contrary to provisions of applicable law.

         It is the intention of this provision that the Investment Committee shall be the named plan fiduciary with respect to plan investments and that the Trustee shall be relieved from liability for following the proper instructions of the Investment Committee as provided in Section 405(b)(3)(B) of Title I of ERISA.


                     (C)  2001 FRIDAY, ELDREDGE & CLARK

         14.6     Participant Investment Direction.    If   the  Employer
      elects  to  permit  Participant  direction  of  an  Account  in  the
      Adoption Agreement, a Participant may give the Trustee written notice that he elects to direct the investment and reinvestment of such Account. The Trustee shall not be required to accept such direction if it will create an undue administrative burden. Assets thus purchased shall be held by the Trustee as a separate investment account to which all earnings and losses of that account shall be attributed. Moreover, such assets shall be subject to all of the other provisions of this Plan, except that such assets shall be excluded from the Trust Fund for allocation of annual earnings or losses and all sales, administrative and other fees incurred in the purchase or sale of any such assets shall be charged exclusively against such assets. The Trustee or any other person shall not be under any duty to question any direction from the Participant or to review any securities or other property or to make any suggestion to the Participant. If a Participant directs the Trustee to invest in collectibles (within the meaning of Code
       408(n)(2)), such an investment will be treated as an immediate distribution to the Participant.

         14.7 Payments from the Fund. The Trustee shall from time to time, on the written directions of the Plan Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in the written directions of the Plan Administrator, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust Fund. Each such written direction shall be accompanied by a certificate of the Plan Administrator that the payment is in accordance with the Plan. The Trustee shall not be responsible in any way for the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

         14.8     Scope of Responsibilities.      The     duties      and
      responsibilities of the Trustee shall be according to the provisions of this Plan and ERISA and, except as provided by statute, no other or further duties or responsibilities shall be imposed or implied by the Employer without the written consent of the Trustee. The Trustee shall discharge its duties solely in the
      interest  of  the  Participants  and   beneficiaries  and  for   the
      exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.

         14.9     Records of Trustee.   The investment  records shall  be
      open at all reasonable times to inspection by the Employer, Plan Administrator, Participants or their beneficiaries.

         14.10    Settlement of Controversies.      In  the   event   any
      controversy shall arise between the Trustee and any other person, including without limitation, the Plan Administrator, the Employer or any Participant or beneficiary under the Plan, with respect to the interpretation of this Plan or the duties of the Trustee or any other fiduciary, the Trustee may require that the issue be decided by a court of competent jurisdiction, and pending such

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      determination, the Trustee shall not be obligated to take any other action in connection with the matter involved in the controversy. The cost of any litigation to which the Trustee shall be a party in connection with the Trust shall be considered an administrative expense. The Trustee may compromise and adjust claims due the Trustee upon the terms and conditions acceptable to the Plan Administrator. The Trustee shall at no time be obligated to institute any legal action unless it shall be indemnified to its satisfaction for any fees, costs and expenses to be incurred in connection with the litigation.

         14.11    Annual Statement to Participants.    The  Trustee shall
      keep full and complete records of the administration of the trust. Within 210 days after the end of a Plan Year, the Trustee shall furnish the Employer a summarized financial statement. The Trustee shall also file all reports and returns with the Department of Labor, and/or Treasury which are required by statute or regulations to be filed by trustees of employee pension benefit plans.

         14.12    Instructions to Trustee.   All instructions  or notices
      provided to be given by the Plan Administrator to the Trustee shall be in writing and signed by the Plan Administrator. The Trustee shall be furnished signatures of the Plan Administrator, or its agents, who are authorized to act on its behalf and the Trustee may rely upon such instructions to the extent permitted by law.

         14.13 Trustee Compensation. The Trustee (if he is not a full time Employee of the Employer) shall be paid a reasonable compensation as shall be agreed upon by the Employer and the Trustee. The Trustee, in performing its duties under this Plan, may employ counsel, accountants and other agents as it shall deem advisable. The Trustee may employ other fiduciaries or investment managers only after securing the written approval of, or written directions from, the Employer. All expenses incurred by the Trustee in the administration of the trust, including but not limited to, the compensation of counsel, accountants, investment managers, the Trustee, other agents or fiduciaries, shall be charged against the Trust Fund, to the extent not paid directly by the Employer. All taxes that may be levied or assessed under existing or future laws upon, or in respect to, the trust, its assets or the income therefrom shall be a charge upon the Trust Fund, to the extent not paid directly by the Employer.

         14.14    Liability for Acts of Other Fiduciaries.   The  Trustee
      shall not be liable for the acts or omissions of another fiduciary unless (a) the Trustee knowingly participates in, or knowingly attempts to conceal the act or omission of, another fiduciary and the Trustee knows the act or omission is a breach of a fiduciary responsibility by the other fiduciary; or (b) the Trustee has knowledge of a breach by the other fiduciary and shall not make reasonable efforts to remedy the breach; or (c) the Trustee's breach of its own fiduciary responsibility permits the other fiduciary to commit a breach. Except as set forth in the preceding sentence, a Trustee shall not be liable for the acts or omissions of an investment manager appointed pursuant to Section 14.13.


                      (C)  2001 FRIDAY, ELDREDGE & CLARK

         14.15 Allocation of Fiduciary Responsibility. If there shall be more than one Trustee, the Trustees shall jointly manage and control the assets of the Plan unless the Employer shall allocate in writing specific responsibilities, obligations and duties among
      the    Trustees.       The   Employer    may   allocate    fiduciary
      responsibilities, other than the Trustee's responsibilities, to other fiduciaries. If the Employer shall make such an allocation, then the specified Trustee or fiduciary shall be responsible for the duties allocated to that Trustee or fiduciary and the other Trustees or fiduciaries shall not be liable for any breach of fiduciary responsibility for the duties allocated to other Trustees or fiduciaries, except as set forth in Section 14.14. If the Employer shall not allocate specific responsibilities, obligations or duties to a Trustee, then any act may be performed by any Trustee and such act shall have the same force and effect as if the act had been performed by all of the Trustees. Any person, corporation or other entity may deal with any of the Trustees and may accept the signature of any Trustee in the same manner and with the same force and effect as if the individual were the sole Trustee.


                       ARTICLE XV.  TRUST FUND VALUATION


         15.1 Revaluation on each Valuation Date. The Trustee shall have the responsibility and duty of determining the fair market value of the assets in the Trust on the last day of each Plan Year and on any other interim date during the Plan Year as required by the Plan Administrator or as determined reasonably necessary by the Trustee (the "Valuation Date"). In determining whether an interim valuation date shall occur, the Trustee and/or Plan Administrator shall consider whether large fluctuations in fair market value occurring since the last valuation date would precipitate an unfair burden or windfall to the remaining Plan Participants. The size of the proposed distributions and the cost of the revaluation shall be considered.

         15.2     Valuation Date Adjustments.   All Accounts, except  any
      portion  of an  Account which  is Participant  Directed pursuant  to
      Section 14.6, shall be adjusted as of the Valuation Date to reflect the effect of income received and accrued, realized and unrealized profits and losses, expenses and all other transactions for the period beginning on the day after the previous Valuation Date and ending on the Valuation Date (the "Valuation Period"). The amount of the credit of each Account (excluding therefrom the value of all insurance contracts, which are accounted for under Section 12.4) as of the last day of each Valuation Date shall be adjusted by the following credits and debits in the following order:

              (a) any contributions or forfeitures allocated during the Valuation Period shall be deducted from each Account, except only one-half of the Elective Deferrals allocated during the Valuation Period shall be deducted.

              (b) in the case of a person for whom payments have been made there shall be debited the total amount of the payments made

                      (C)  2001 FRIDAY, ELDREDGE & CLARK
      from  the  Account  during  the  Valuation  Period  since  the  last
      Valuation Date.

              (c) as to each Account there shall be credited or debited that portion of the Net Income or Net Loss of the Trust Fund during the Valuation Period which the balance of the Account as adjusted by Section 15.2 (a) and (b), bears to the total balance of all Accounts also adjusted according to Section 15.2 (a) and (b).

              (d) there   shall  be  added   back  to  the   Account  the
      contributions  and  forfeitures  which were  deducted  under Section
      15.2(a).

         15.3     Determination of Net Income  or  Net  Loss.    The  Net
      Income or Net Loss of the trust shall be ascertained by the Trustee, and shall be the profits and income received and accrued less the losses and expenses incurred and paid from the trust plus any net increase or minus any net decrease in the value of the assets of the trust not actually realized and received or incurred and paid from the trust.


         ARTICLE XVI.  GENERAL PROVISIONS RELATING TO EMPLOYER'S PLAN

         16.1     Amendment of Employer's Plan.  The Employer may:

              (a) change the choice of options in the Adoption Agreement,

              (b) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code 415 or 416 because of the required aggregation of multiple plans,

              (c) add certain model amendments published by the Internal Revenue Service provided that such amendments are not counted as one of the substantive three amendments that can be made to the plan, and

              (d) make up to three (3) revisions that actually delete or modify the language of the Adoption Agreement provided that such revisions do not discriminate in favor of Highly Compensated Employees and are ultimately approved by the Key District of the Internal Revenue Service where the Plan is submitted for a favorable determination letter.

         The Employer may retroactively amend the Adoption Agreement to satisfy the requirements of the Code. Furthermore, the Employer may make up to three revisions to the Adoption Agreement in order to allow the Plan to fit its specific needs. No amendment to the Plan shall be effective to the extent it discriminates in favor of Highly Compensated Employees, has the effect of decreasing a Participants Account Balance, eliminates an optional form of distribution or makes it possible prior to the satisfaction of all liabilities with respect to the Participant and their beneficiaries for any of the trust property ever to revert to the Employer. Notwithstanding the preceding sentence, a Participant's Account Balance may be reduced to the extent permitted under Code

                      (C)  2001 FRIDAY, ELDREDGE & CLARK

       412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date of such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         If the Employer's Plan vesting schedule is amended, or the Employer's Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31,1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where such language appears.

          The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

              (a) 60 days after the amendment is adopted;

              (b) 60 days after the amendment becomes effective; or

              (c) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

         16.2 Procedure For Amendment. Amendments shall be presented to and adopted in the form of a resolution by the Board of Directors, if a corporation, the Managing Partner(s), if a partnership, or by the Owner-Employee, if a sole proprietorship. The executed amendment shall be delivered to the Trustee. All amendments shall be communicated to the Employees in writing within ninety (90) days of their adoption.

         16.3     Termination of Employer's Plan.   The creation  of this
      trust is in no sense a guarantee on the part of Employer that it will be continued, nor that any Participant hereunder shall be retained in employment, and any Participant shall be subject to discharge exactly as if this trust had never been established.

         16.4     Nonforfeiture Provisions.    It   is  hereby  expressly
      provided that upon termination or partial termination of the Plan, or for a Profit Sharing Plan upon the complete discontinuance of contributions to the Employer's Plan, the rights of all

                     (C)  2001 FRIDAY, ELDREDGE & CLARK

      Participants to the amounts credited to his Employer Contribution Account shall be 100% nonforfeitable.

         16.5     Distribution of Benefits on Termination of Plan.     In
      the event of a complete discontinuance of contributions to the Employer's Plan or in the event of a termination of the Employer's Plan, the Employer shall determine whether distributions from the trust to Participants shall be made currently or deferred until benefits would otherwise be payable under the Employer's Plan as if it had not been terminated. Distributions shall be subject to the limitations applicable under Section 3.8 and the applicable consent requirements hereunder, if any.

         16.6     Spendthrift Provision.    Except  for  any  claim   the
      Trustee may have against the Participant as security for a loan made pursuant to ARTICLE X, no Employee participating in the Employer's Plan shall have the power, to anticipate, alienate, assign, hypothecate or transfer any benefits provided hereunder and likewise no beneficiary of any Employee participating in the Employer's Plan shall ever have the right to anticipate, alienate, assign, hypothecate or transfer any Benefits provided under such Plan. No benefits shall be subject to any debts or liabilities of such Participant or beneficiary, except for loans to the Participant by the Trustee. The preceding shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as provided in Section 16.7, or any domestic relations order entered before January 1, 1985.

         16.7     Assignments Pursuant to Divorce.  Section   16.6  shall
      not apply to the creation, assignment, or recognition of a right to any plan benefit arising from a Qualified Domestic Relations Order (as defined in Code 414(p)). A Qualified Domestic Relations Order is any judgment, decree or order (including court approval of a property settlement agreement) made pursuant to Arkansas (or any other applicable state) domestic relations law which relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant. The Qualified Domestic Relations Order must clearly specify (a) the name and last known mailing address, if any, of the Participant and each alternate payee covered by the order, (b) the amount or percentage of the Participant's benefits to be paid to the alternate payee, or the manner in which the amount or percentage is to be determined, (c) the number of payments or period to which such order applies, and (d) each plan to which the order applies. The order shall not require the Plan to increase Plan benefits or to provide any type or form of benefit, or any option, not otherwise provided under the Plan. Notwithstanding anything contained in this Plan to the contrary, the alternative payee of a segregated account created pursuant to a Qualified Domestic
      Relations Order may request in writing that the Trustee make distribution to the alternate payee at any time subsequent to the date  that  the  segregated  account  is  created  pursuant  to  the
      Qualified Domestic Relations Order. The distributions to the alternate payee shall be in a manner and form as authorized by this

                     (C)  2001 FRIDAY, ELDREDGE & CLARK

      Plan.    If  the  Participant  is less  than  100%  vested upon  the segregation  of the  Participant's  Account,  the  vesting rules  of
      Section 6.4(b) shall apply.

         16.8 Instruments in Writing Required. Any action, decision, notice or finding required or permitted under the terms of Employer's Plan shall be in writing and no action, decision, notice or finding not in writing shall be binding on any party interested therein. The Employer, the Trustee and any life insurance company issuing any contracts hereunder, shall be entitled to rely upon the authenticity of any instrument in writing believed in good faith by them respectively to have been executed by the party purporting to execute such instrument.

         16.9     Continuation  of  Employer's Plan  by  Successor to  an
      Employer. Any successor in interest to an Employer shall have the right, by written notice to the Sponsor, to continue Employer's Plan and such successor in interest shall have the rights and privileges given under the terms of this Plan to the Employer.

         16.10    Discretionary Powers.   All discretionary  powers under
      Employer's  Plan  will  be   administered  in  a  non-discriminatory
      manner, and for the exclusive benefit of the Participants and their beneficiaries.

         16.11    Reversion.   Neither the corpus, any  income therefrom,
      or other property of Employer's Plan shall ever prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries, revert to the Employer, and all such property shall be used for the exclusive benefit of the Employees who are Participants hereunder, or their beneficiaries, except as provided below:

              (a) Any contribution made by the Employer because of a mistake of fact may be returned to the Employer within one year of the contribution.

              (b) In the event that the Commissioner of Internal Revenue Service determines that an Employer's Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

              (c) Any contribution made by the Employer that is conditioned on the deductibility of the amount under Code 404 of may be returned to the Employer, to the extent of the amount
      disallowed,  within   one  year  after   the  disallowance   of  the
      deduction.

         16.12    Removal   as   a   Volume   Submitter   Plan   Due   to
      Disqualification. If the Employer's Plan fails to attain or retain qualification, then such Employer's Plan will no longer participate

                     (C)  2001 FRIDAY, ELDREDGE & CLARK
      in this volume submitter program and such plan shall be considered an individually designed plan.

         16.13    Control of Trades or Businesses by an Owner-Employee.
      If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code 401(a) and (d) for the Employees of this and all other trades or businesses.

          If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a Plan which satisfies Code 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan. If an individual is covered as an Owner-Employee under the Plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the Plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

          For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

              (a) own the entire interest in an unincorporated trade or business, or

              (b) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.


               ARTICLE XVII.  GENERAL PROVISIONS RELATING TO THE
                   VOLUME SUBMITTER PLAN AND TRUST AGREEMENT

         17.1 Amendment of Plan. Except for those powers given to each adopting Employer under Section 16.1, each adopting Employer recognizes that the Sponsor has the sole and exclusive right to amend any and all provisions of this Agreement, except that the Sponsor shall not have the right to make an amendment the effect of which would be to increase the contributions required of an Employer as stated in this instrument nor shall any amendment be made the result of which would permit any contributions made to an Employer's Plan to revert to the Employer or to be used for any

                       (C)  2001 FRIDAY, ELDREDGE & CLARK
      purpose other than for the exclusive benefit of the Participants and their beneficiaries. Any amendment so made by the Sponsor shall be binding on the Employer and all Participants in the Plan. Employer shall be promptly furnished with a copy of each amendment made to this Plan by the Sponsor.

         17.2 Merger or Transfer of Plan and Trust. Neither this Plan and Trust nor the Employer's Plan shall be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant as if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled as if this Plan had been terminated immediately before such action.

         17.3     Construction.    This FRIDAY,  ELDREDGE &  CLARK VOLUME
      SUBMITTER DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT has been established with the intent that an Employer adopting these provisions shall qualify as  a defined contribution  plan under Code
       401.  Accordingly, all terms and  provisions contained herein shall be construed,  administered and enforced so  as to be in  compliance with the requirements under the Code and the ERISA. Additionally, where not preempted by federal law, an Employer Plan adopting this FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT shall be construed, administered and enforced in accordance with the laws of the State of Arkansas. Except where otherwise indicated by the context, any masculine terminology used herein also includes the feminine, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.

         17.4 Number and Counterparts. This FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT and the Adoption Agreement may be executed in any number of counterparts, each of which, when duly executed by the Employer, shall be deemed to be original, but all of which shall together constitute but one instrument which may be sufficiently evidenced by any counterpart.

         17.5     Severability.   In case any provision of this Prototype
      Variable Plan and Trust Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions but shall be fully severable and this FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN AND TRUST AGREEMENT shall be construed and enforced as if said illegal or invalid provisions had never been inserted.





                     (C)  2001 FRIDAY, ELDREDGE & CLARK

                                                            Exhibit 4.5




                           AMENDMENT NO. 1 TO THE
                     EURONET SERVICES INC. 401(K) PLAN



           This Amendment is made this 20th day of December, 2000, by Euronet Services Inc. (the "Employer") to the Euronet Services Inc. 401(k) Plan (the "Plan").

           Pursuant to Article XVI of the Plan, the Employer hereby amends and modifies Paragraphs 5.1 and 5.2 of the Adoption Agreement, as set forth on the attached pages five (5) and six
      (6), in order to provide that, effective for Participants who terminate employment on or after December 31, 2000, the vesting schedule will be amended as attached.

           Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and the Employer hereby ratifies and confirms the Plan, as amended herein.

           EXECUTED the date first set forth above.

                                         EURONET SERVICES INC.



      By:______________________________________


      Title:___________________________________

      3.10 Distribution Upon Attainment of 59 and 1/2 or Hardship.

           A  Participant's   Elective  Deferrals   Account  shall  be
           distributable upon attainment of age 59 and 1/2.

           A Participant's Elective Deferrals Account shall not be distributable upon the Hardship of the Participant as defined in Section 3.8(b).

        ARTICLE IV.  CONTRIBUTION FOR A PARTICIPANT WHO TERMINATES


      4.1 Prior to Death, Disability or Retirement. A Participant whose employment is terminated prior to Death, Disability or attainment of Normal Retirement Age with at least the Minimum Hours of Service during the Plan Year, as specified in Paragraph 3.3, and who is not employed on the last day of the Plan Year shall not share in Employer contributions for such Plan Year.

      4.2 Upon Death, Disability or Retirement. A Participant whose employment is terminated upon Death, Disability, or attainment of Normal Retirement Age during the Plan Year without the Minimum Hours of Service during the Plan Year, as specified in Paragraph 3.3, or who is not employed on the last day of the Plan Year shall share in Employer contributions for such Plan Year.

      4.3 Required Allocation for Qualification. If a Participant who is not employed on the last day of the Plan Year is required to be credited with more than 500 Hours of
           Service, and, as a result of the failure of such Participant to receive an allocation the Employer's Plan fails to meet the requirements of Code 410(b), then the minimum number required (taking into account such Participants on the basis of the highest number of Hours of Service and then in descending order thereafter) to meet the coverage tests under Code 410(b) of the group of Participants who were not employed on the last day of the Plan Year shall receive a full allocation.


                            ARTICLE V.  VESTING

      5.1 Rate. The nonforfeitable interest of each Participant in his or her Employer Contribution Account balance prior to the Participant's Normal Retirement Age, Death or Disability shall be determined pursuant to the following schedule:

                       Years of Service
                       ----------------
                         for Vesting               Vested Percentage
                         -----------               -----------------

                             0-1                    0%
                              2                     0%
                              3                     60%
                              4                     80%
                              5 or more             100%

          5.2 Top Heavy Rate. Notwithstanding the vesting rate in Paragraph 5.1, for each Plan year in which the Employer's Plan is a Top Heavy Plan (as defined in Section 9.1 of the
               Plan), the following vesting schedule shall apply:




                          (C)  2000 FRIDAY, ELDREDGE & CLARK

                       Years of Service
                       ----------------
                         for Vesting               Vested Percentage
                         -----------               -----------------

                             0-1                    0%
                              2                     20%
                              3                     60%
                              4                     80%
                              5 or more             100%





               If the vesting schedule under the Employer's Plan shifts in or out of the above Top Heavy schedule for any Plan Year because of the Plan's Top Heavy status, such shift is an amendment to the vesting schedule and the election in
               Section 16.1 of the Plan applies.

          5.3 Years of Service for Vesting. The term "Years of Service for Vesting" shall mean all complete or partial Plan Years during which an Employee has not less than 1,000 Hours of Service with the Employer, except for Years of Service prior to age 18.

               Notwithstanding the foregoing to the contrary, in the case of a Participant who does not have any nonforfeitable right to an accrued benefit derived from Employer contributions, Years of Service for Vesting before any One-Year Break in Service shall be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds 5.

          5.4 Unrelated and Predecessor Employers. Years of Service for Vesting shall include service with the following unrelated and predecessor employers: Euronet Services Inc. and Arkansas Systems, Inc.

               Years  of Service  for Vesting  with  a Related  Employer as defined in Section 1.28 of the Plan or with a predecessor Employer, if the Employer maintains the Plan of the predecessor Employer, will be treated as service with the Employer.

          5.5 Normal Retirement Age. For each Participant Normal Retirement Age is the later of age sixty (60) or the fifth
               (5th) anniversary of the Participant's commencement of participation in the Plan.

                              ARTICLE VI.  DISTRIBUTIONS

          6.1 Benefit Payment Date. If a Participant has terminated employment for any reason other than Death or Disability, distributions will commence within 60 days (or as soon as possible thereafter) after the Participant terminates his employment and files his benefit election form.

               Distributions upon Death or Disability shall commence within 60 days (or as soon as reasonably possible) after the Participant's Death or Disability.

               Distributions (except for distributions from Elective Deferral or Qualified Non-elective Contribution Accounts) may commence prior to termination of a Participant's employment in the event the Participant has attained age 59-1/2.

          6.2 Optional Forms of Benefits. The form of payment (which may be distributed in money or in property) shall be one of the following methods as the Participant or his Beneficiary, may determine:

               (a)  Single Lump Sum Payment.


                          (C) 2000 FRIDAY, ELDREDGE & CLARK

                                                             Exhibit 4.6




                             ADOPTION AGREEMENT

                          FRIDAY, ELDREDGE & CLARK
                              VOLUME SUBMITTER
                       SALARY DEFERRAL PLAN AND TRUST


      Euronet Services Inc. hereby adopts this Salary Deferral Plan and Trust Agreement sponsored by FRIDAY, ELDREDGE & CLARK. This Adoption Agreement and the Plan and Trust Agreement to the FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN AND TRUST shall constitute the Employer's Plan when the
      Adoption Agreement has been completed and executed by the Employer and accepted by the Employer's designated Trustee. For purposes of this Plan, the Employer shall be allowed to make up to 3 substantive revisions or modifications to this Adoption
      Agreement that actually change the language set forth herein provided that such revisions do not discriminate in favor of Highly Compensated Employees and are ultimately approved by the Key District of the Internal Revenue Service where the Plan is submitted for a favorable determination letter.


                         ARTICLE I.  IDENTIFICATION


      1.1 "Employer" means Euronet Services Inc.


          Employer shall  also  mean the  following Related  Employers:
          Arkansas Systems, Inc.


      1.2 "Eligible Employee" shall mean all Employees of the Employer as defined in Section 1.12 of the Plan except for those Employees in the following categories:


          (a) Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

          (b) Employees who are nonresident aliens (within the meaning of Section 7701(b)(1)(B) of the Code) and who receive no earned income (within the meaning of Section 9119(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).


      1.3 "Fiscal Year" means the accounting period of the Employer which ends on December 31.


      1.4 "Plan" means the Salary Deferral Plan evidenced by this Agreement and all subsequent amendments thereto, and which shall be titled the Euronet Services Inc. 401(k) Plan (formerly the Arkansas Systems, Inc. 401(k) Plan).


      1.5 "Trust" means the trust created by this Agreement, and known as the Euronet Services Inc. 401(k) Trust (formerly the Arkansas Systems, Inc. 401(k) Trust).


      1.6 "Effective Date" of the original Plan means October 1, 1989 and the Effective Date of this Amendment is January 1, 2000.



                       (C) 2000 FRIDAY, ELDREDGE & CLARK

      1.7 "Plan Administrator" means the individual, committee or the Employer designated by the Employer pursuant to Section 13.1 of the Plan who shall be charged with the management of the Plan operations and its administration and who shall be the Named Fiduciary as required by the Employee Retirement Income Security Act of 1974. The current Plan Administrator is Euronet Services Inc.


      1.8 "Trustee" means the person, people or corporation holding legal title to the assets of the Trust pursuant to the terms of this Agreement and who is appointed pursuant to Section

          14.2.   The current Trustee is Jeff Newman.

      1.9 "Plan Year" means the twelve (12) consecutive month period commencing with January 1 and ending on December 31.


             ARTICLE II.  ELIGIBILITY REQUIREMENTS - ENTRY DATES


          Each  Eligible  Employee of  the  Employer  shall participate
      commencing  on  the   following  Entry  Date  after  meeting   the
      following Age and Service requirements:

      2.1 Age.


          An Employee must have attained age twenty-one (21).

      2.2 Service.


          Beginning with the first hour employed, an Employee must have been employed for six (6) months (cannot be used with more than 12 months unless Paragraph 5.1 and 5.2 provide for 100% vesting upon entry and Elective Deferrals are not permitted under Paragraph 3.6). An Employee shall not be required to complete any specified number of Hours of Service to receive credit for any months of service.


      2.3 Entry Dates. Every Eligible Employee satisfying the eligibility requirements as of the Effective Date of this Plan, if employed on the adoption date, shall enter the Plan as of the Effective Date. Every other Eligible Employee shall become a Participant on the first Entry Date after satisfying the Age and Service requirements if employed on such Entry Date which shall be the first day of the following calendar quarter (January 1, April 1, July 1, October 1).


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

          If a Participant is eligible for only part of a Plan Year, only Compensation received subsequent to the Participant's Entry Date shall be taken into account. In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a One-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a One-Year Break in Service, eligibility shall be determined under Section 2.2 of the Plan. In the event an Employee who is not a member of an eligible class becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the Age and Service requirements and would have otherwise previously become a Participant.


      2.4 Hours of Service for Year of Service for Eligibility. A Year of Service for Eligibility shall be counted if the Employee received credit for at least 1,000 Hours of Service during the Eligibility Computation Period as provided in Section 2.3 of the Plan.


      2.5 Unrelated and Predecessor Employers. Years of Service for Eligibility shall include service with the following unrelated and predecessor employers: Euronet Services Inc. and Arkansas Systems, Inc.

          Years of Service for Eligibility with a Related Employer as defined in Section 1.28 of the Plan or with a predecessor Employer, if the Employer maintains the Plan of the predecessor Employer, will be treated as service with the Employer.


      2.6 Election Not to Participate. An Employee who is otherwise eligible for the Plan may file an election with the Plan Administrator choosing to waive participation in the Plan. An election by a Participant who is a Partner with respect to the Employer must be irrevocable. No election shall be permitted if the Plan Administrator determines that such election could cause the Employer's Plan to fail to meet the minimum coverage requirements of Code 410(b).



                    ARTICLE III.  EMPLOYER'S CONTRIBUTION



      3.1 Amount of Contribution.

          For each Plan Year, the Employer may, in its discretion, make a contribution to the Plan.


      3.2 Allocation of Contributions.

          The benefits provided by this Plan are designed to be integrated with Social Security at the Integration Level. The Integration Level is equal to the Taxable Wage Base (the maximum amount of earnings considered wages under Code 3121(a)(1) as of the beginning of the Plan Year).


          The Employer's contribution (including forfeitures, if any) will be allocated to each Participant's Account in two stages. Stage One Allocation will be determined as follows:

          Stage One Allocation. First, each Participant's Excess Compensation shall be determined by subtracting an amount equal to the Integration Level from the Participant's Compensation. The sum of the Excess Compensation, if any, plus the Participant's total Compensation shall then be multiplied by 5.7% (not to exceed the Maximum Integration Rate as defined in Section 1.22 of the Plan). The amount so determined shall be the Stage One Allocation which shall be credited to each respective Participant's Account. In the event that the Employer's contribution (including forfeitures, if any) is not sufficient to fully fund the
          Stage One Allocation of all Participants, the Stage One Allocation for each Participant will be allocated by the Trustee to each Participant's Account in the ratio that the sum of (a) each Participant's Excess Compensation and (b) total Compensation bears to the sum of (a) all Participant's Excess Compensation and (b) total Compensation of all Participants. In the event the Plan Year is less than twelve months, then the Integration Level shall be multiplied by a fraction equal to the number of months in the short Plan Year divided by twelve (12). The Integration Level shall also be prorated, but on an individual basis, with respect to a new Participant who participates for less than a full Plan Year.



          Stage Two Allocation. If the Employer's contribution exceeds the sum of all Stage One Allocations, the balance (referred to in this Paragraph as the Excess Contribution), if any, shall be credited to the Participant's Account in a Stage Two Allocation. Stage Two Allocation shall be determined as follows:


          The Employer's Excess Contribution, if any, will be allocated to each Participant's Account on the same basis and in the

          same  ratio  that   his  Compensation  bears  to   the  total
          Compensation of all Participants.


          This Plan cannot be integrated with Social Security if the Employer also adopts the FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER MONEY PURCHASE PENSION PLAN AND TRUST.


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

      3.3 Minimum Hours of Service. A Participant must have received credit for at least 1,000 Hours of Service during the Plan Year to receive an allocation of Employer contributions and forfeitures for the Plan Year.


          If a Participant is required to be credited with a minimum Hours of Service, and, as a result, the Employer's Plan fails to meet the requirements of Code 410(b) then the minimum number required (taking into account such Participants on the basis of the highest number of Hours of Service and then in descending order thereafter) to meet the coverage tests under Code 410(b) of the group of Participants who failed to be credited with the Minimum Hours of Service shall receive a full allocation.


      3.4 Minimum Top Heavy Allocation. Notwithstanding the allocation in Paragraph 3.2 and the Minimum Hours of Service requirement in Paragraph 3.3, for each Plan year in which the Employer's Plan is a Top Heavy Plan (as defined in Section 9.1 of the
          Plan), a Minimum Top Heavy Allocation of Employer contributions and forfeitures, if any, shall be made as follows:


          (a) if the allocation of contributions and forfeitures (including Elective Deferrals, Matching Contributions or Qualified Matching Contributions), if any, to any Key Employee is equal to or greater than 3% of such Key Employee's Compensation for a Plan Year, then the contributions and forfeitures (other than Elective Deferrals, Matching Contributions or Qualified Matching Contributions) allocated to all Participants who are employed on the last day of the Plan Year, other than Key Employees, shall amount to 3% of their respective Compensation.

          (b) except in the case where the Employer has a defined benefit plan which designates this Plan to satisfy Code 401, if the allocation of contributions and forfeitures (including Elective Deferrals, Matching Contributions or Qualified Matching Contributions), if any, pursuant to Paragraph 3.2 to any Key Employee does not equal or exceed 3% of such Key Employee's Compensation for a Plan Year, then the contributions and forfeitures (other than Elective Deferrals, Matching Contributions or Qualified Matching Contributions) allocated to all other Participants who are employed on the last day of the Plan Year, other than Key Employees, shall equal the highest percentage allocated to any Key Employee.

          (c) If the Participants, other than Key Employees, are participating in a defined benefit plan then the contributions and forfeitures (other than Elective Deferrals, Matching Contributions or Qualified Matching Contributions) allocated to all Participants who are employed on the last day of the Plan Year, other than Key Employees, shall amount to 5% of their respective Compensation.


          A Participant shall share in the Minimum Top Heavy Allocation regardless of their failure to complete 1,000 Hours of Service during the Plan Year. If a Participant enters the

          Plan on an Entry Date other than the first day of the Plan Year, for purposes of the Minimum Top Heavy Allocation the Participant's Compensation for the entire Plan Year shall be taken into account.

          Notwithstanding the foregoing, if the Employer adopts the FRIDAY, ELDREDGE & CLARK VOLUME SUBMITTER MONEY PURCHASE PENSION PLAN, the Minimum Top Heavy Allocation shall be made to that Plan.


      3.5 Shared Employee Allocation. If an Employee is a Shared Employee as defined in Section 1.30 of the Plan, the allocation for such Employee shall be determined by multiplying the contribution calculated under the Plan as if the Shared Employee were employed exclusively by the Employer and received all Compensation (including all Compensation paid to the Shared Employee by all of the sharing employers) from the Employer, by a fraction, the numerator of which is the amount of Compensation paid the Shared Employee by the Employer and the denominator of which is the amount of Compensation paid the Shared Employee by the Employer and all other sharing employers. The calculation of the contribution and allocation shall be consistent with Treas. Reg. 1.414(o)-1(f).




                         2000 FRIDAY, ELDREDGE & CLARK

      3.6 Elective Deferrals. A Participant may elect to have his or her Compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the Plan Administrator:


          An  amount   not  in  excess  of   22%  of  a   Participant's
          Compensation.


          A Participant shall designate the amount and frequency of his or her Elective Deferrals in the form and manner specified by the Plan Administrator. A Participant may elect to commence Elective Deferrals as of the first day of each calendar quarter (January 1, April 1, July 1, October 1). A Participant may modify the amount of Elective Deferrals as of the first day of each calendar quarter (January 1, April 1, July 1, October 1). An election cannot be made retroactively.


      3.7 Matching  Contributions.   The  Employer  will  make Matching
          Contributions to the Plan on behalf of Participants who make Elective Deferrals.

          (a) The Employer will make Matching Contributions to the Plan on behalf of all Participants who make Elective Deferrals of at least 4% of the Participant's Compensation, except as provided in Paragraphs 3.3 and
                 4.1 of the Adoption Agreement.


          (b) The Employer shall contribute and allocate to each Participant's Matching Contribution Account an amount equal to 50% of the Participant's Elective Deferral made for such Plan Year. However, the Employer shall not match Elective Deferrals in excess of 6% of the Participant's Compensation.


          (c) Matching Contributions will be subject to the vesting schedule applicable to Employer contributions, other than Elective Deferrals, under the Plan.

          (d) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions for the Plan Year in which the excess arose. If the forfeitures exceed Employer contributions or the Employer has already contributed for such Plan Year, the excess portion shall be allocated after all other forfeitures under the Plan, to the Matching Contribution Account of each Participant who is a Non-highly Compensated

                 Employee who makes Elective Deferrals in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all

                 Participants for such Plan Year.

          (e) Forfeitures from the Matching Contribution Account upon Termination of Employment shall reduce the Employer Matching Contribution for the Plan Year in which the forfeiture occurred.


          (f) Notwithstanding Sections 3.5(a)(3) and 3.7(b) of the Plan to the contrary, Matching Contributions and Qualified Matching contributions, if any, shall be forfeited and disregarded in performing the discrimination test for Matching Contributions set forth in Section 3.5(b) if the contributions to which they relate are Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions or an Excess Amount.


          (g) Notwithstanding any provision in the Plan to the contrary, the Employer reserves the right to discontinue or modify the Employer Matching Contribution at any time.


      3.8 Qualified Non-elective Contributions. The Employer will not make Qualified Non-elective Contributions to the Plan.


      3.9 Qualified Matching Contributions. The Employer will not make Qualified Matching Contributions to the Plan.

     3.10 Distribution Upon Attainment of 59 and 1/2 or Hardship.


          A  Participant's   Elective  Deferrals   Account   shall   be
          distributable upon attainment of age 59 and 1/2.

          A Participant's Elective Deferrals Account shall not be distributable upon the Hardship of the Participant as defined in Section 3.8(b).


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

         ARTICLE IV.  CONTRIBUTION FOR A PARTICIPANT WHO TERMINATES


      4.1 Prior to Death, Disability or Retirement. A Participant whose employment is terminated prior to Death, Disability or attainment of Normal Retirement Age with at least the Minimum Hours of Service during the Plan Year, as specified in Paragraph 3.3, and who is not employed on the last day of the Plan Year shall not share in Employer contributions for such Plan Year.


      4.2 Upon Death, Disability or Retirement. A Participant whose employment is terminated upon Death, Disability, or attainment of Normal Retirement Age during the Plan Year without the Minimum Hours of Service during the Plan Year, as specified in Paragraph 3.3, or who is not employed on the last day of the Plan Year shall share in Employer contributions for such Plan Year.


      4.3 Required Allocation for Qualification. If a Participant who is not employed on the last day of the Plan Year is required to be credited with more than 500 Hours of Service, and, as a result of the failure of such Participant to receive an allocation the Employer's Plan fails to meet the requirements of Code 410(b), then the minimum number required (taking into account such Participants on the basis of the highest number of Hours of Service and then in descending order thereafter) to meet the coverage tests under Code 410(b) of the group of Participants who were not employed on the last day of the Plan Year shall receive a full allocation.


                            ARTICLE V.  VESTING


      5.1 Rate. The nonforfeitable interest of each Participant in his or her Employer Contribution Account balance prior to the Participant's Normal Retirement Age, Death or Disability shall be determined pursuant to the following schedule:

                       Years of Service
                       ----------------
                         for Vesting              Vested Percentage
                         -----------              -----------------


                             0-1                    0%
                              2                     0%
                              3                     20%
                              4                     40%
                              5                     60%
                              6                     80%
                              7 or more             100%



          5.2 Top Heavy Rate. Notwithstanding the vesting rate in Paragraph 5.1, for each Plan year in which the Employer's Plan is a Top Heavy Plan (as defined in Section 9.1 of the
                 Plan), the following vesting schedule shall apply:


                       Years of Service
                       ----------------
                         for Vesting              Vested Percentage
                         -----------              -----------------

                             0-1                    0%
                              2                     20%
                              3                     40%
                              4                     60%
                              5                     80%
                              6 or more             100%


              If the vesting schedule under the Employer's Plan shifts in or out of the above Top Heavy schedule for any Plan Year because of the Plan's Top Heavy status, such shift is an amendment to the vesting schedule and the election in Section
              16.1 of the Plan applies.


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

          5.3 Years of Service for Vesting. The term "Years of Service for Vesting" shall mean all complete or partial Plan Years during which an Employee has not less than 1,000 Hours of Service with the Employer, except for Years of Service prior to age 18.


              Notwithstanding the foregoing to the contrary, in the case of a Participant who does not have any nonforfeitable right to an accrued benefit derived from Employer contributions, Years of Service for Vesting before any One-Year Break in Service shall be disregarded if the number of consecutive One-Year Breaks in Service equals or exceeds 5.




          5.4 Unrelated and Predecessor Employers. Years of Service for Vesting shall include service with the following unrelated and predecessor employers: Euronet Services Inc. and Arkansas Systems, Inc.


              Years of Service for Vesting with a Related Employer as defined in Section 1.28 of the Plan or with a predecessor Employer, if the Employer maintains the Plan of the predecessor Employer, will be treated as service with the Employer.


          5.5 Normal Retirement Age. For each Participant Normal Retirement Age is the later of age sixty (60) or the fifth
                 (5th) anniversary of the Participant's commencement of participation in the Plan.

                              ARTICLE VI.  DISTRIBUTIONS


          6.1 Benefit Payment Date. If a Participant has terminated employment for any reason other than Death or Disability, distributions will commence within 60 days (or as soon as possible thereafter) after the Participant terminates his employment and files his benefit election form.

              Distributions upon Death or Disability shall commence within 60 days (or as soon as reasonably possible) after the Participant's Death or Disability.


              Distributions (except for distributions from Elective Deferral or Qualified Non-elective Contribution Accounts) may commence prior to termination of a Participant's employment in the event the Participant has attained age 59-1/2.


          6.2 Optional Forms of Benefits. The form of payment (which may be distributed in money or in property) shall be one of the following methods as the Participant or his Beneficiary, may determine:


              (a)    Single Lump Sum Payment.


              (b) Direct Transfer of an Eligible Rollover Distribution as defined in Section 1.11 of the Plan to an Eligible Retirement Plan as defined in Section 1.10 of the Plan.


              (c) Periodic Payments over a period certain not extending beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary.



                         (C) 2000 FRIDAY, ELDREDGE & CLARK

                              ARTICLE VII.  INVESTMENTS


          7.1    Assets  Will   be  Invested  at   the  Direction   of  the
                 Participant pursuant to Section 14.6 of the Plan.

          7.2. Loans to Participants shall be permitted as a directed investment of the Participant. Notwithstanding any other provisions in the Plan to the contrary, the number of participant loans outstanding in any 12-month consecutive period shall be one (1). The minimum number of months between loans shall be six (6). Loans shall be granted only upon the Hardship of the Participant as defined in
                 Section 3.8(b), but not in excess of the amount necessary to meet the Hardship.


                       ARTICLE VIII.  MULTIPLE PLAN LIMITATIONS


          8.1 Limitation on Allocations. If the Employer maintains or has ever maintained another qualified plan (other than a defined contribution plan which is a Master or Prototype plan) in which any Participant is (or was) a participant or could become a participant, the Employer must complete this Paragraph. The Employer must also complete this Paragraph if it maintains a welfare benefit fund, as defined in Code 419(e), or an individual medical account, as defined in Code 415(l)(2)) under which amounts are treated as annual additions with respect to any Participant in this Plan.

              (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Plan Year will be limited as follows:


                     X  In accordance with  Section 8.2 of the Plan  as  if
                     -  the other Plan were a Master or Prototype Plan.


                     _  Other method (Attach Exhibit).

              (b) If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer:

                 (1) Annual  Additions   which  may  be  credited   to  the

                     Participant's Account for any Plan Year will be limited as follows:


                     X   If   the   Employer's  contribution   that   would
                     -   otherwise  be   allocated  to   the  Participant's
                         Account during the Limitation Year would cause the
                         1.0 limitation to be exceeded, the allocation under this Plan will be reduced so that the sum of the fractions equals 1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants under the allocation formula under the Employer's Plan.
                         If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 8.1(d) of the Plan.

                         Other method (Attach Exhibit).
                     -

                 (2) The Minimum  Top Heavy Allocation under  Paragraph 3.4 shall be determined as follows:


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

                     X   No override.
                     -

                         If the Participants, other than Key Employees, are
                     - not participating in a defined benefit plan by substituting 4% for 3%.


                         If the Participants, other than Key Employees, are
                     -   participating  in  a   defined  benefit  plan   by
                         substituting 7 1/2% for 5%.


          8.2 Top Heavy Ratio Determination. For purposes of establishing present value to compute the Top Heavy Ratio (as defined in Section 9.1 of the Plan) any benefit shall be discounted only for mortality and interest based on the following factors: Interest Rate: 7% Mortality Table:
                 1983 IAV


                    ARTICLE IX.  DETERMINATION LETTER REQUIREMENT


          9.1 Reliance on Opinion Letter. The adopting Employer may not rely on the notification letter issued by the Internal Revenue Service as evidence that this plan is qualified under Code 401. In order to obtain reliance with respect to plan qualification, the Employer must apply for a determination letter from the appropriate Key District Director of Internal Revenue Service.


              This Adoption Agreement may  be used only  in conjunction with
              the   FRIDAY,  ELDREDGE  &   CLARK  VOLUME  SUBMITTER  DEFINED
              CONTRIBUTION PLAN AND TRUST AGREEMENT - Basic Plan Document.


                                 ARTICLE X.  SPONSOR


          10.1 The failure to properly fill out this Adoption Agreement may result in disqualification of the Plan. This Plan is sponsored by Friday, Eldredge & Clark, 2000 Regions Center, 400 W. Capitol, Little Rock, AR, (501) 376-2011. The Sponsor will inform the Employer of this Adoption Agreement of any amendments made to this document or of the discontinuance or abandonment of the plan document.


                       (C) 2000 FRIDAY, ELDREDGE & CLARK

                               EFFECTIVE DATE ADDENDUM
                        VOLUME SUBMITTER SALARY DEFERRAL PLAN
                                (Restated Plans Only)




              The adopting Employer must complete this addendum only if the amended Effective Date specified in Paragraph 1.6 of the Adoption Agreement Section is different than the amended effective date for at least one of the provisions listed in this addendum. For Plan Years prior to the special amended Effective Date above, the terms of the Employer's Plan prior to its restatement pursuant to
          this  Adoption Agreement  will control.   The Effective  Dates in
          this addendum may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements. In lieu of the amended Effective Date in Paragraph
          1.6 of the Adoption Agreement, the following special effective dates apply: (Choose whichever elections apply)


              ARTICLE II.     ELIGIBILITY REQUIREMENTS - ENTRY DATES.
           -

                 Effective for Plan Years beginning after
                                                         -----------------.

              ARTICLE III.    EMPLOYER'S CONTRIBUTION.


                 (a) Paragraph 3.1  is effective for  Plan Years  beginning
             -       after
                          -----------------.
             -   (b) Paragraph 3.2  is effective  for Plan Years  beginning after
                          -----------------.
             -   (c) Paragraph 3.6  is effective  for Plan  Years beginning after
                          -----------------.

              ARTICLE IV.     CONTRIBUTION    FOR    A   PARTICIPANT    WHO
          -                   TERMINATES.


                 Paragraph 4.3 of the Adoption Agreement is effective for Plan Years commencing after December 31, 1989.

              ARTICLE V. VESTING.
          -

                 The vesting schedule chosen in ARTICLE V is effective for Plan Years beginning after
                                           ---------------.


          X   (Specify)
          -

              Paragraph 1.8 is effective October 30, 2000.

              --------------------------------------------------------------

              --------------------------------------------------------------



                       (C) 2000 FRIDAY, ELDREDGE & CLARK

          IN WITNESS WHEREOF, EMPLOYER AND TRUSTEE HAVE CAUSED THIS ADOPTION AGREEMENT to be duly executed this ______ day of _____________________, 2000.




                                        EMPLOYER:

                                        EURONET SERVICES INC.




                                        By:_________________________


                                        Title:______________________

                                        ARKANSAS SYSTEMS, INC.



                                        By:_________________________


                                        Title:______________________


          The undersigned hereby accepts his appointment as Trustee of the above mentioned Plan and Trust and agrees to serve as such under the terms of the Plan and Trust Agreement and provisions of this Adoption Agreement.

                                        TRUSTEE:


                                        _____________________________
                                        Jeff Newman









                       (C) 2000 FRIDAY, ELDREDGE & CLARK

                                                            Exhibit 4.7




                           AMENDMENT NO. 2 TO THE
                     EURONET SERVICES INC. 401(K) PLAN



          This Amendment is made this 22nd day of May, 2001, by Euronet Services Inc. (the "Employer") to the Euronet Services Inc. 401(k) Plan (the "Plan').

          Pursuant to Article XVI of the Plan, the Employer hereby amends and modifies Paragraphs 1.8 and 7.1 of the Adoption Agreement, as set forth on the attached pages two (2) and eight
     (8), in order to add Dan Henry and Kendall Coyne as Trustees, and in order to amend investment direction changes in a Participant's Matching Contribution Account.

          The Amendment to Paragraph 1.8 of the Adoption Agreement shall be effective May 22, 2001, and the Amendment to Paragraph
     7.1 of the Adoption Agreement shall be effective for the Plan Year ending December 31, 2000.

          Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and the Employer hereby ratifies and confirms the Plan, as amended herein.

          EXECUTED the date first set forth above.

                                        EURONET SERVICES INC.



                                        By:___________________________


        We, Dan Henry and Kendall Coyne, after reviewing the Euronet Services Inc. 401(k) Plan and Trust, do hereby accept the office of Trustee and agree to abide by the terms and conditions of the Plan and Trust document as such terms and conditions relate to the responsibilities and obligations imposed upon the Trustee.

                                        TRUSTEES:



                                        _______________________________
                                        Dan Henry



                                        _______________________________
                                        Kendall Coyne

     1.7 "Plan Administrator" means the individual, committee or the Employer designated by the Employer pursuant to Section 13.1 of the Plan who shall be charged with the management of the Plan operations and its administration and who shall be the Named Fiduciary as required by the Employee Retirement Income Security Act of 1974. The current Plan Administrator is Euronet Services Inc.

     1.8 "Trustee" means the person, people or corporation holding legal title to the assets of the Trust pursuant to the terms of this Agreement and who is appointed pursuant to Section
          14.2.   The current Trustees are Jeff Newman, Dan Henry and
          Kendall Coyne.

     1.9 "Plan Year" means the twelve (12) consecutive month period commencing with January 1 and ending on December 31.


            ARTICLE II.  ELIGIBILITY REQUIREMENTS - ENTRY DATES


          Each Eligible Employee of the Employer shall participate commencing on the following Entry Date after meeting the following Age and Service requirements:

     2.1  Age.

          An Employee must have attained age twenty-one (21).

     2.2  Service.

          Beginning with the first hour employed, an Employee must have been employed for six (6) months (cannot be used with more than 12 months unless Paragraph 5.1 and 5.2 provide for 100% vesting upon entry and Elective Deferrals are not permitted under Paragraph 3.6). An Employee shall not be required to complete any specified number of Hours of Service to receive credit for any months of service.

     2.3 Entry Dates. Every Eligible Employee satisfying the eligibility requirements as of the Effective Date of this Plan, if employed on the adoption date, shall enter the Plan as of the Effective Date. Every other Eligible Employee shall become a Participant on the first Entry Date after satisfying the Age and Service requirements if employed on such Entry Date which shall be the first day of the following calendar quarter (January 1, April 1, July 1, October 1).

          If a Participant is eligible for only part of a Plan Year, only Compensation received subsequent to the Participant's Entry Date shall be taken into account. In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a One-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a One-Year Break in Service, eligibility shall be determined under Section
          2.2 of the Plan. In the event an Employee who is not a member of an eligible class becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the Age and Service requirements and would have otherwise previously become a Participant.

     2.4 Hours of Service for Year of Service for Eligibility. A Year of Service for Eligibility shall be counted if the Employee received credit for at least 1,000 Hours of Service during the Eligibility Computation Period as provided in
          Section 2.3 of the Plan.

     2.5 Unrelated and Predecessor Employers. Years of Service for Eligibility shall include service with the following unrelated and predecessor employers: Euronet Services Inc. and Arkansas Systems, Inc.

                        (C) FRIDAY, ELDREDGE & CLARK
                                    -2-

          (b) Direct Transfer of an Eligible Rollover Distribution as defined in Section 1.11 of the Plan to an Eligible Retirement Plan as defined in Section 1.10 of the Plan.

          (c) Periodic Payments over a period certain not extending beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary.


                         ARTICLE VII.  INVESTMENTS


     7.1 Assets Will be Invested at the Direction of the Participant pursuant to Section 14.6 of the Plan in investment options made available by the Trustee. Notwithstanding the foregoing, commencing with the Plan Year ending December 31, 2000, Matching Contributions shall be invested exclusively in Employer stock (common stock of Euronet Services, Inc.), except a Participant who has attained age fifty-five(55) may direct the Trustee to set all or a portion of the Employer stock in the Participant's Matching Contribution Account and direct the investment of the proceeds pursuant to Section
          14.6 of the Plan.

     7.2. Loans to Participants shall be permitted as a directed investment of the Participant. Notwithstanding any other provisions in the Plan to the contrary, the number of participant loans outstanding in any 12-month consecutive period shall be one (1). The minimum number of months between loans shall be six (6). Loans shall be granted only upon the Hardship of the Participant as defined in Section 3.8(b), but not in excess of the amount necessary to meet the Hardship.

                  ARTICLE VIII.  MULTIPLE PLAN LIMITATIONS


     8.1 Limitation on Allocations. If the Employer maintains or has ever maintained another qualified plan (other than a defined contribution plan which is a Master or Prototype plan) in which any Participant is (or was) a participant or could become a participant, the Employer must complete this Paragraph. The Employer must also complete this Paragraph if it maintains  a welfare benefit fund, as  defined in Code
           419(e), or  an individual  medical account,  as defined  in
          Code  415(l)(2)) under  which amounts are treated  as annual additions with respect to any Participant in this Plan.

          (a) If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Plan Year will be limited as follows:

               X    In  accordance with Section 8.2  of the Plan as if
               -    the other Plan were a Master or Prototype Plan.

                    Other method (Attach Exhibit).
               -

          (b) If the Participant is or has ever been a Participant in a defined benefit plan maintained by the Employer:

               (1) Annual Additions which may be credited to the Participant's Account for any Plan Year will be limited as follows:

                    X    If  the  Employer's contribution  that  would
                    -    otherwise be  allocated to  the Participant's
                         Account  during  the  Limitation  Year  would
                         cause the 1.0 limitation  to be exceeded, the
                         allocation under this Plan will be reduced so
                         that  the sum  of the  fractions equals  1.0.
                         Any  contributions not  allocated because  of
                         the preceding  sentence will be  allocated to
                         the   remaining   Participants    under   the
                         allocation formula under the Employer's Plan.
                         If the 1.0


                         (C)  FRIDAY, ELDREDGE & CLARK

                                                               Exhibit 4.8





                            AMENDMENT NO. 3 TO THE
                     EURONET SERVICES INC. 401(K) PLAN


           This Amendment is made this 29TH day of August, 2001, by Euronet Worldwide, Inc. (the "Employer") to the Euronet Services Inc. 401(k) Plan (the "Plan").

           Pursuant to Article XVI of the Plan, the Employer hereby amends and modifies the Plan as follows:


               1. Paragraph 1.4 is amended effective September 1, 2001, to read as follows:


               "1.4 "Plan" means the Salary Deferral Plan evidenced by this Agreement and all subsequent amendments thereto, and which shall be titled the Euronet Worldwide, Inc. 401(k) Plan."

               2.   Paragraph 3.4 is amended to read as follows:

               "3.4 Minimum Top Heavy Allocation.  Notwithstanding the
                    allocation in Paragraph 3.2 and the Minimum Hours of Service requirement in Paragraph 3.3, for each Plan year in which the Employer's Plan is a Top Heavy Plan (as defined in Section 9.1 of the Plan), a Minimum Top Heavy Allocation of Employer contributions and forfeitures, if any, shall be made as follows:

                         (a) if the allocation of contributions and forfeitures (including Elective Deferrals, Basic Matching Contributions, Discretionary Matching
                         Contributions or Qualified Matching Contributions), if any, to any Key Employee is equal to or greater than 3% of such Key Employee's Compensation for a Plan Year, then the contributions and forfeitures (other than Elective Deferrals, Basic Matching Contributions, Discretionary Matching Contributions or Qualified Matching Contributions) allocated to all Participants who are employed on the last day of the Plan Year, other than Key Employees, shall amount to 3% of their respective Compensation.

                         (b) except in the case where the Employer has a defined benefit plan which designates this Plan to satisfy Code Section 401, if the allocation of contributions and forfeitures (including Elective Deferrals, Basic Matching Contributions, Discretionary Matching Contributions or Qualified Matching Contributions), if any, pursuant to Paragraph 3.2 to any Key Employee does not equal or exceed 3% of such Key Employee's Compensation for a Plan Year, then the contributions and forfeitures (other than Elective Deferrals, Basic Matching Contributions, Discretionary Matching Contributions or Qualified Matching Contributions) allocated to all other Participants who are employed on the last day of the Plan Year, other than Key Employees, shall equal the highest percentage allocated to any Key Employee.



                         (c) If the Participants, other than Key Employees, are participating in a defined benefit plan then the contributions and forfeitures (other than Elective Deferrals, Basic Matching
                         Contributions,        Discretionary       Matching
                         Contributions or Qualified Matching Contributions) allocated to all Participants who are employed on the last day of the Plan Year, other than Key Employees, shall amount to 5% of their respective Compensation."

               3.   Paragraph   3.7   is  amended  by  replacing  the  term
           "Matching Contributions" with  "Basic  Matching  Contributions."


               4.   Subparagraph (d) of Paragraph 3.7 is amended as follows:

                         (d) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions for the Plan Year in which the excess arose. If the forfeitures exceed Employer contributions or the Employer has already contributed for such Plan Year, the excess portion shall be allocated after all other forfeitures under the Plan, to the Matching Contribution Account of each Participant who is a Non-highly Compensated Employee who made Elective Deferrals in the ratio which each such Participant's Elective Deferrals for the Plan Year between 4% and 6% of their Compensation bears to the total of such Elective Deferrals for such Plan Year.

               5. Subparagraph (f) of Paragraph 3.7 is amended by replacing the phrase "Matching Contributions and Qualified Matching Contributions" with "Basic Matching Contributions, Discretionary Matching Contributions and Qualified Matching Contributions."

               6.   Paragraph 3.11 is added to read as follows


                    "3.11     Discretionary Matching Contributions. The
                    Employer may, in its discretion, make a Discretionary Matching Contribution to the Plan for a Plan Year.


                         (a) The Discretionary Matching Contribution for a Plan Year, if any, shall be allocated to each Participant s Matching Contribution Account, except as provided in Paragraphs 3.3 and 4.1 of the Adoption Agreement, in the proportion that their Elective Deferrals for the Plan Year between 4% and 6% of their Compensation bears to the total of such Elective Deferrals for the Plan Year.



                         (b) The Discretionary Matching Contribution will be subject to the vesting schedule applicable to Employer contributions, other than Elective Deferrals, under the Plan.


               Where  not   inconsistent  herewith,   all  the   terms  and
          provisions of the Plan shall remain in full force and the Employer hereby ratifies and confirms the Plan, as amended herein.

               Except as otherwise provided above, this amendment to the Adoption Agreement shall be effective January 1, 2000.


                                                  EURONET WORLDWIDE, INC.


                                                  By:______________________

                                                  Title:___________________

                                                       Exhibit 5.1


                       Friday, Eldredge & Clark, LLP
                            2000 Regions Center
                           400 W. Capitol Avenue
                        Little Rock, Arkansas 72201
                                501-376-2011
                           Telecopy 501-376-2147


                               October 17, 2001

     Euronet Worldwide, Inc.
     4601 College Boulevard
     Leawood, Kansas 66211

     Ladies and Gentlemen:

          We have acted as counsel to Euronet Worldwide, Inc. , a Delaware corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 1,000,000 shares of the Company's shares of Common Stock, par value $.02 per share (the "Shares").

          Based  on   our  review   of  the  Company's   organizational
     documents, the option plans pursuant to which the Shares are issuable and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares will, when sold, be legally issued, fully paid and non-assessable.

          In connection with this opinon, we have examined and relied upon, without further investigation, the following in connnection with rendering the opinions expressed herein: (a) the Plan and the form of the Agreements; (b) the Certificate of Incorporation, and the Company's Bylaws; (c) the Registration Statement, (d) minutes of directors' and stockholders' meetings, and (e) such other documents, certificates, records, and oral statements of public officials and the officers of the Company as we deemed necessary for the purpose of rendering opinions expressed herein.

          In our examinations, we have assumed the genuineness of all signatures, the legal capicity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents, including the Agreements, executed by persons, legal or natural, other than the Company, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. We have also assumed the conformity of all Agreements to the form reviewed of such Agreements.

          This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, no opinion may be inferred or implied beyond the matters expressley stated in this letter. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

          We  consent  to  the  filing  of  this  opinion  letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required  under  Section  7  of  the  Securities  Act  of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          This opinion letter is rendered as of the date set forth above, and we have no continuing obligation hereunder to inform you of any changes in the applicable law or the facts after such date or facts of which we become aware after the date hereof, even though such changes could affect our opinions expressed herein.

     Very truly yours,

     /s/ Friday, Eldredge & Clark, LLP

     FRIDAY, ELDREDGE & CLARK, LLP

                                                            EXHIBIT
                                                            23.2



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2001 included in Euronet Worldwide, Inc.'s previously filed Annual Report on Form 10-K (File No. 0-22167) for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


                                             KPMG POLSKA SP. Z O.O.



     Warsaw, Poland
     October 17, 2001










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